                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a party other than the Registrant / /

Check the appropriate box:
/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-12


                               AMBIENT CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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

                               AMBIENT CORPORATION
                                79 CHAPEL STREET
                                NEWTON, MA 02458

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the 2005 annual meeting (the "Annual Meeting") of stockholders of AMBIENT CORPORATION (the "Company") will be held at 9:30 a.m., on June 10, 2005, at the Hyatt Regency Cambridge, located at 575 Memorial Drive, Cambridge, MA 02139-4896 to:

(i) elect four directors of the Company to hold office until their respective successors shall have been duly elected and qualified;

(ii) amend the Certificate of Incorporation of the Company to (A) increase the number of shares of common stock, par value $.001 per share (the "Common Stock"), that the Company is authorized to issue from time to time from 300 million to 350 million shares and (B) authorize the issuance, from time to time, of up to 5,000,000 of preferred stock, par value $.001, in one or more series;

(iii) increase the number of shares of Common Stock, reserved for issuance under the Company's 2000 Equity Incentive Plan from 15,000,000 to 25,000,000 shares;

(iv) increase the number of shares of Common Stock, reserved for issuance under the Company's 2002 Non-Employee Directors Stock Option Plan from 2,000,000 to 4,000,000 shares;

(v) ratify the appointment of Rotenberg, Meril Solomon Bertiger & Guttilla, PC as independent public accountants of the Company for the year ending December 31, 2005; and

(vi) transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

The Board of Directors has fixed the close of business on April 28, 2005, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

If you do not expect to be personally present at the Annual Meeting but wish your stock to be voted for the business to be transacted at the meeting, the Board of Directors requests that you complete, sign, and date the enclosed proxy card and promptly return it by mail in the postage paid envelope provided.

                       BY ORDER OF THE BOARD OF DIRECTORS

                                 JOHN J. JOYCE,
                             Chief Executive Officer
April 29, 2005

PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

                               AMBIENT CORPORATION
                                79 CHAPEL STREET
                                NEWTON, MA 02458

                                 PROXY STATEMENT

                     For the Annual Meeting of Stockholders
                           to be held on June 10, 2005

This Proxy Statement is being sent to stockholders of Ambient Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors" or the "Board") of the Company for use at the 2005 annual meeting (the "Annual Meeting") of stockholders (the "Stockholders") of the Company's common stock, par value $0.001 per share (the "Common Stock"), to be held at Hyatt Regency Cambridge, located at 575 Memorial Drive, Cambridge, MA 02139-4896 to on Friday June 10, 2005, at 9:30 a.m., and any adjournment(s) thereof. The purposes of the Annual Meeting are to:

(i) elect four directors of the Company to hold office until their respective successors shall have been duly elected and qualified;

(ii) amend the Certificate of Incorporation of the Company to (A) increase the number of shares of Common Stock that the Company is authorized to issue from time to time from 300 million to 350 million shares and (B) authorize the issuance, from time to time, of up to 5,000,000 of preferred stock, par value $.001, in one or more series; (the "Preferred Stock")

(iii) increase the number of shares of Common Stock, reserved for issuance under the Company's 2000 Equity Incentive Plan (the "2000 Equity Incentive Plan") from 15,000,000 to 25,000,000 shares;

(iv) increase the number of shares of Common Stock, reserved for issuance under the Company's 2002 Non-Employee Directors Stock Option Plan (the "2002 Directors Plan") from 2,000,000 to 4,000,000 shares;

(v) ratify the appointment of Rotenberg, Meril Solomon Bertiger & Guttilla, PC ("Rotenberg"), as independent public accountants of the Company for the year ending December 31, 2005; and

(vi) transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

If proxy cards in the accompanying form are properly executed and returned, the shares of Common Stock represented thereby will be voted as instructed on the proxy card. If no instructions are given, the individual named as proxy will vote your shares (i) FOR the election as directors of the nominees of the Board of Directors named below; (ii) FOR the proposal to amend the Certificate of Incorporation of the Company to increase the number of shares of Common Stock that the Company is authorized to issue and to authorize the Company to issue Preferred Stock from time to time; (iii) FOR the amendment of the 2000 Equity Incentive Plan; (iv) FOR the amendment of the 2002 Directors Plan; (v) FOR the ratification the appointment of Rotenberg as independent public accountants of the Company for the year ending December 31, 2005; and (vi) in the discretion of the proxy named in the proxy card on any other proposals to properly come before the Annual Meeting or any adjournment thereof.

Any stockholder returning the accompanying proxy card may revoke such proxy at any time prior to its exercise by filing with the Secretary of the Company a duly executed proxy card bearing a later date or a written instrument revoking the proxy card or by personally appearing at the Annual Meeting.

This Proxy Statement is first being mailed to stockholders on or about May 5, 2005.

                                  VOTING RIGHTS

All voting rights are vested exclusively in the holders of the Common Stock. Only holders of Common Stock of record at the close of business on April 28, 2005 (the "Record Date") will be entitled to receive notice of and to vote at the Annual Meeting. As of the Record Date, the Company had outstanding a total of 161,938,465 shares of Common Stock. Each holder of Common Stock is entitled to one vote for each share held.

The holders of a majority of the issued and outstanding Common Stock, present in person or by proxy at the Annual Meeting, will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment thereof. Abstentions and broker non-votes are counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Assuming a quorum is present, the affirmative vote of a plurality of the shares present in person or by proxy is required for approval of Proposal No. 1 (Election of Directors); the affirmative vote of a majority of the shares issued and outstanding is required for approval of Proposal No. 2 (Increase the Company's authorized share of Common Stock and authorized Preferred Stock capital) and the affirmative vote of a majority of the shares present in person or by proxy is required for approval of each of Proposals Nos. 3 (Amendment of 2000 Equity Incentive Plan), 4 (Amendment of 2002 Directors Plan) and 5 (Ratification of Independent Public Accountants). Abstentions will have no effect on Proposal No. 1 and will be counted as votes against each of Proposals Nos. 2, 3, 4 and 5. Broker non-votes will have no effect on Proposals Nos. 1 and 5 and will be counted as votes against Proposals No. 2, 3 and 4.

                    STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN
                               BENEFICIAL HOLDERS

The following table sets forth certain information, as of the Record Date, concerning the ownership of the Common Stock by (a) each person who, to the best of the Company's knowledge, beneficially owned on that date more than 5% of the outstanding Common Stock, (b) each of the Company's directors and executive officers and (c) all current directors and executive officers of the Company as a group.


                                            Number of Shares       Percent of
Name of Beneficial Owner(1)               Beneficially Owned(2)  Common Stock(2)
---------------------------               ---------------------  ---------------
John J. Joyce, Chairman, CEO and President      3,540,000 (3)         2.15%

Dr. Yehuda Cern, Chief Engineer                 4,259,167 (4)         2.59%

Ramdas Rao, Chief Network Architect             3,223,250 (5)         1.97%

Lauren Farrell, Chief Financial officer                -- (6)            *

Michael Widland, Director                         683,344 (7)            *

Henry Seduski, Director                           495,000 (8)            *

D. Howard Pierce, Director                        200,000 (9)            *

Consolidated Edison, Inc.                      40,000,000 (10)       23.98%

All directors and executive officers as
a group (7 persons) (11)                       12,400,761             7.66%


* Indicates less than 1%.

(1) Unless otherwise indicated, the address of each person listed is c/o Ambient Corporation, 79 Chapel Street, Newton, Massachusetts, 02458.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC") and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares of Common Stock issuable upon the exercise of options or warrants which are currently exercisable or which become exercisable within 60 days following the Record Date are deemed to be beneficially owned by, and outstanding with respect to, the holder of such option or warrant. Except as indicated by footnote, and subject to community property laws where applicable, to the knowledge of the Company, each person listed is believed to have sole voting and investment power with respect to all shares of Common Stock owned by such person.

(3) Represents (i) 1,040,000 shares of Common Stock and (ii) 2,500,000 shares of Common Stock issuable upon the exercise of currently exercisable employee stock options issued under the Company's 2000 Equity Incentive Plan (the "2000 Incentive Plan"). Does not include 875,000 shares of Common Stock issuable under the 2000 Incentive Plan, which options are scheduled to vest over the next year and a half.

(4) Represents (i) 484,167 shares of Common Stock, (ii) 1,900,000 shares of Common Stock issuable upon the exercise of currently exercisable non-plan employee stock options, (iii) 825,000, shares of Common Stock issuable upon the exercise of currently exercisable employee stock options issued under the 2000 Incentive Plan and (iv) 1,050,000 shares of Common Stock held by the Sarah and David Family Irrevocable Trust (the "Trust"). Dr. Cern's wife is the trustee of the Trust and Dr. Cern's children are its income beneficiaries. Dr. Cern disclaims beneficial ownership of all shares held by the Trust. Does not include
(v) 875,000 shares of Common Stock issuable under the 2000 Incentive Plan, which options are scheduled to vest over the next year and a half.

(5) Represents (i) 1,000,000 shares of Common Stock and (ii) 2,223,250 shares of Common Stock issuable upon exercise of currently exercisable employee stock options issued under the 2000 Incentive Plan. Does not include (iii) 768,750 shares of Common Stock issuable under the 2000 Incentive Plan, which options are scheduled to vest over the next year and a half.

(6) Does not include 400,000 shares of Common Stock issuable under the 2000 Incentive Plan, which options are scheduled to begin to vest in March 2006.

(7) Represents (i) 133,334 shares of Common Stock and (ii) 192,500 shares of Common Stock issuable upon exercise of currently exercisable non-plan options and (iii) 357,500 shares issuable upon exercise of currently exercisable options issued under the 2002 Directors' Plan. Does not include (iv) 187,500, shares of Common Stock issuable upon exercise of options issued under the 2002 Directors Plan and scheduled to vest in equal quarterly installments over one and a half years, on the last day of each calendar quarter beginning September 31, 2005, or
(v) 412,500 shares of Common Stock issuable upon exercise of options scheduled to vest in equal quarterly installments over one and half years, on the last day of each calendar quarter beginning September 30, 2005.

(8) Represents (i) 137,500 shares of Common Stock issuable upon exercise of currently exercisable non-plan options and (ii) 357,500 shares of Common Stock issuable upon exercise of currently exercisable options issued under the 2002 Directors Plan. Does not include an additional (ii) 187,500 shares of Common Stock issuable upon exercised of options issued under the 2002 Directors Plan and scheduled to vest in equal quarterly installments over one and a half years, on the last day of each calendar quarter beginning September 30, 2005 (iii) 412,5000 shares of Common Stock issuable upon exercise of options scheduled to vest in equal quarterly installments over one and a half year, on the last day of each calendar quarter beginning on September 30, 2005.

(9) Represents (i) 125,000 shares of Common Stock issuable upon exercise of currently exercisable non-plan options and (ii) 75,000 shares of Common Stock issuable upon exercise of currently exercisable options issued under the 2002 Directors Plan. Does not include an additional (ii) 225,000 issued under the 2002 Directors Plan and are scheduled to vest in equal quarterly installments over one and a half years, on the last day of each calendar quarter beginning September 30, 2005 (iii) 375,000 shares of Common Stock issuable upon exercise of options scheduled to vest in equal quarterly installments over one and a half years, on the last day of each calendar quarter beginning on September 30, 2005.

(10) The business office of Consolidated Edison, Inc. ("Con Edison") is at, Consolidated Edison Co. of New York, Inc. 4 Irving Place, New York, NY 10003 ). Includes 5,000,000 shares of Common Stock issuable upon exercise of a three-year warrant issued in October 2003. The foregoing is based on a Schedule 13D filed by Con Edison in October 2002, as subsequently amended in March 2003.

        (11) See Footnotes 3-9

                             EXECUTIVE COMPENSATION

The following table sets forth all compensation earned by the Company's Chief Executive Officer and the most highly compensated executive officers and key employees of the Company whose total annual salaries and bonuses exceeded $100,000 for the year ended December 31, 2004 (the "Named Executive Officers"):

                                           SUMMARY COMPENSATION TABLE

                                                    Annual Compensation                    Long-Term Compensation
                                        ------------------------------------------    --------------------------------
                                                                                       Securities          All Other
Name and                                                            Other Annual       Underlying        Compensation
Principal Position              Year    Salary($)    Bonus($)     Compensation($)     Options (#)(1)          ($)

John J. Joyce                   2004     304,583     120,000               --           2,000,000             --
Chief Executive Officer         2003     251,083          --               --                  --             --
                                2002     168,000          --           52,000(2)          375,000             --

Yehuda Cern                     2004     181,500      33,750               --           1,700,000             --
Chief Engineer                  2003     143,000      50,000(3)            --                  --             --
                                2002     106,000          --           50,000(4)               --             --

Ramdas Rao                      2004     181,250      35,000               --           1,550,000             --
Chief Network Architect         2003     142,083          --               --                  --             --
                                2002     105,000          --           50,000(5)        1,200,000             --

(1) Represents shares of Common Stock issuable upon exercise of employee stock options issued in the year indicated under the 2000 Incentive Plan.

(2) Represents the dollar value of 1,040,000 shares of Common Stock issued on September 30, 2002 in lieu of then accrued and unpaid salary in 2002 of approximately $65,000.

(3) Represents the payment of a bonus under the employment agreement due and payable in 2002

(4) Represents the dollar value of 1,000,000 shares of Common Stock issued on September 30, 2002 in lieu of then accrued and unpaid salary in 2002 of approximately $62,500.

(5) Represents the dollar value of 1,000,000 shares of Common Stock issued on September 30, 2002 in lieu of then accrued and unpaid salary in 2002 of approximately $62,500.

                              OPTION GRANTS IN 2004

The following table contains information concerning the grant of stock options to the Named Executives Officers during the fiscal year ended December 31, 2004:


                   NUMBER OF
                   SECURITIES      % OF TOTAL
                   UNDERLYING    OPTIONS GRANTED    EXERCISE OR
                     OPTIONS     TO EMPLOYEES IN       BASE         EXPIRATION
NAME               GRANTED (#)   FISCAL YEAR (%)     PRICE ($)         DATE
----------------   -----------   ---------------   -------------   ------------
John Joyce          1,000,000         10.39%        $      0.20      1/23/2014
                      500,000          5.19%        $      0.30      7/30/2014
                      500,000          5.19%        $      0.50      7/30/2014

Ramdas Rao            800,000          8.31%        $      0.20      1/23/2014
                      375,000          3.90%        $      0.30      8/11/2014
                      375,000          3.90%        $      0.50      8/11/2014

Yehuda Cern           750,000          7.79%        $      0.20      1/23/2014
                      475,000          4.94%        $      0.30      8/31/2014
                      475,000          4.94%        $      0.50      8/31/2014

       AGGREGATE OPTIONS EXERCISED IN 2004 AND 2004 YEAR END OPTION VALUES

                                          Number of Securities       Value of Unexercised
                                         Underlying Unexercised      In-the-Money Options
               Shares        Value       Options at Fiscal Year     At Fiscal Year End ($)
             Acquired on    Realized            End (#)                 Exercisable/
Name         Exercise (#)     ($)      Exercisable/Unexercisable      Unexercisable (1)
----         ------------     ---      -------------------------      -----------------
John Joyce       --            --         2,250,000 /1,125,000       $236,250 /$124,375

Ramdas Rao       --            --         2,300,000 /1,300,000       $108,397 /$ 61,847

Yehuda Cern      --            --         1,835,750 /1,156,250       $104,141 /$330,422

(1) Based upon the difference between the exercise price of such options and the closing price of the Common Stock ($0.399) on December 31, 2004, as quoted on the Over-The-Counter Bulletin Board.

                              EMPLOYMENT AGREEMENTS

The Company and John Joyce entered into an amended and restated employment agreement as of July 8, 2004 providing for an initial term ending December 31, 2007, and pursuant to which he is employed as the Company's Chief Executive Officer. Under the agreement, Mr. Joyce is entitled to be paid an annual salary of $285,000, subject to annual cost of living adjustments. After expiration of the initial term, the agreement will automatically renew for additional one-year terms, unless terminated by the Company upon written notice given not less than 90 days prior to the expiration of the term. The agreement also contains certain provisions for early termination, including in the event of a change in control, which may result in a severance payment equal to two years of base salary then in effect and the continuation of certain benefits.

The Company and Dr. Yehuda Cern entered into an amended and restated employment agreement as of December 2001. Pursuant to this agreement, Dr. Cern was employed as Chief Engineer at an annual salary of $171,000. By its terms, the agreement expired as of December 31, 2004. Dr. Cern continues to be employed and serve as the Company's Chief Engineer.

The Company and Ramdas Rao entered into an amended and restated employment agreement effective as of August 11, 2004 pursuant to which he is employed as the Company's Chief Network Architect. Mr. Rao is paid an annual salary of approximately $171,000, subject to review. The employment agreement is for a period of two years and is to renew automatically for one year terms unless either party gives 60 days notice to the other prior to the scheduled expiration date of its election to not renew. The agreement also contains certain provisions for early termination, which may result in a severance payment equal to one year of base salary then in effect.

Each of the executives with an agreement has agreed to certain customary confidentiality and non-compete provisions that prohibit him from competing with the Company for one year, or soliciting our employees for one year, following the termination of his employment.

               INFORMATION RELATING TO EXECUTIVE OFFICERS AND KEY
                     EMPLOYEES WHO ARE NOT DIRECTOR NOMINEES

Below is certain information relating to current executive officers and key employees of the Company who are not also members of the Board of Directors and are not director nominees:

Ramdas Rao has been the Company's Chief Network Architect since September 2000. From March 2000 until the time immediately preceding his joining the Company, Mr. Rao was the Chief Information Officer at Mullen, one of the larger advertising agencies in North America. From November 1995 through February 2000, he was the President and Co-Founder of Gaialinks Inc., a company engaged in the development of network management software tools and providing network analysis and consulting services for large heterogeneous, multi-vendor, multi-protocol networks and systems. From January 1990 through November 1995, he was affiliated with Boston University where he was Associate Director (from January 1995 through November 1995) and a Network Systems Manager (from July 1990 through December 1994). Mr. Rao received a B.S. degree in Computer Engineering (cum laude) from Boston University College of Engineering in 1988.

Dr. Yehuda Cern has been the Company's Chief Engineer since November 2000. Dr. Cern is the principal inventor of Ambient's coupling technology and a major technology resource for the advancement of PLC. Dr. Cern has extensive experience in R&D and New Product Development. He founded a subsidiary of Ambient in 1999 to pursue an invention enabling powerline telecommunications, the forerunner of the Company's current business. From September 1997 to January 2000 he worked as Chief Technology Officer of Ambient's subsidiary, Ambient Ltd. Prior to his employment at the Company, Dr. Cern served as COO and CTO of AirOptics, Inc., an infrared communications company located in Lancaster, Pennsylvania. Dr. Cern is also credited with founding the Department of Electronics at the Jerusalem College of Technology, heading the department for six years. Dr. Cern received a B.S. degree and a M.Sc. degree in electrical engineering from Wayne State University in Detroit and earned a Ph.D. in medical electronics from the Weizmann Institute in Israel while on a Fulbright Grant.

Lauren Farrell has been the Company's Chief Financial Officer since March 16, 2005. From January 2001 to July 2004, Ms. Farrell served as Vice President for Bingham Strategic Advisors, LLC, a management consulting firm specializing in capital transactions. Ms. Farrell also served as Chief Financial Officer and Vice President, Finance at two start-up organizations where she focused on building the internal finance and accounting infrastructure as well as leading private and public equity transactions.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Under the terms of the investment agreement entered into in September 2002 between the Company and Con Edison, the Company's largest stockholder, the Company agreed that so long as Con Edison continues to hold, in the aggregate, 20% of the issued and outstanding shares of Common Stock, Consolidated Edison is entitled to designate one member of the Company's Board of Directors. To date, Con Edison has not designated a member of the Board.

In connection with the advance of $325,000 made to the Company by Con Edison, in February 2002 in order to commence the demonstration phase under the research and development agreement entered into by the Company and Con Edison in February 2002, the Company agreed that Con Edison will be entitled to a 2.5% royalty, based on net revenues from power line communication equipment and related services for a ninety-nine year period, commencing on the date on which the agreement was signed. Royalty payments are only due if the Company has positive cash flow, will be payable quarterly, in arrears, and do not accrue from one quarter to another during periods of negative cash flow.

In connection with the December 2001 amended and restated employment agreement ("Restated Agreement") with Dr. Yehuda Cern, the Company's Chief Engineer, the Company issued to Dr. Cern 1 million shares of its Common Stock for a $200,000 non-recourse promissory note. The note bore interest at prime plus 1% and was due in three equal installments in February, March and April 2003. Under the Restated Agreement, in lieu of repaying the principal, Dr. Cern was entitled to require the Company to repurchase the shares at the rate of $.20 per share. The shares were pledged as collateral for the note. In March 2003, Dr. Cern transferred such shares to the Company, for cancellation and return to treasury shares, and the Company cancelled Dr. Cern's promissory note.

The Company's retains the law firm of Shipman & Goodwin, LLP ("S&G"), of which Mr. Michael Widland, a non-employee director, is a partner, to perform legal services from time to time. The Company paid S&G $161,963 in respect of legal services rendered during 2004.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended,(the "Exchange Act") requires officers and directors of the Company and persons who own more than ten percent (10%) of the Common Stock, to file Initial Statements of Beneficial Ownership (Form 3), and statements of changes in beneficial ownership (Forms 4 or 5), of Common Stock with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all such forms they file.

Based solely on review of the copies of such forms received by the Company with respect to 2004, or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its directors and officers and persons who own more than 10% of the Common Stock have been complied with.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

                     INFORMATION AS TO NOMINEES FOR DIRECTOR

The persons named below, all of whom are current directors of the Company, have been nominated for election as directors by the Board of Directors. If elected, each nominee will hold office until the next annual meeting of the stockholders.

It is the intention of the person named in the accompanying proxy card to vote FOR the election of the four persons named in the table below as directors of the Company, unless authority to do so is withheld. If events not now known or anticipated make any of the nominees unwilling or unable to serve, the proxy card will be voted (in the discretion of the person named therein) for other nominees not named herein in lieu of those unwilling or unable to serve. The Board is not aware of any circumstances likely to cause any nominee to become unavailable for election.

The following table sets forth the name, age and position of each director nominee:


     Name               Age  Position

     John J. Joyce      53   Chairman of the Board, CEO, Treasurer and Director

     Michael Widland    64   Director

     Henry Seduski      50   Director

     D. Howard Pierce   63   Director

The business experience, principal occupations and employment, as well as the periods of service, of each of the Company's directors and executive officers during at least the last five years are set forth below.

John J. Joyce has been the Company's Chairman of the Board of Directors and Chief Executive Officer since September 2001 and Chief Operating Officer from November 2000 through August 2001. Prior to joining Ambient, Mr. Joyce served, from September, 1996 to October 2000, as Senior Vice President of ABB Financial Services Inc. and President of ABB Financial Consulting, the Americas, where he was also selected to lead the global energy consulting practice within Financial Services. Mr. Joyce developed the Americas branch of ABB Financial Consulting, the financial management consultancy business of ABB Financial Services. Preceding his association with ABB, Mr. Joyce served, from December 1993 to August 1996, with The Capital Markets & Treasury Practice of Price Waterhouse LLP. Returning to the firm where he had previously served for more than five years in the general audit practice, Mr. Joyce assumed the responsibilities of Manager, where he advised corporations on a variety of business issues and strategies. Mr. Joyce was promoted to the level of Director in June 1995. A CPA in the United States, Mr. Joyce holds an MBA from the Stern School of Business, New York University, where he majored in Finance and International Business.

Michael Widland joined the Company's Board in November 2000. Mr. Widland has been actively practicing law since 1965 and is presently a corporate partner at Shipman & Goodwin LLP of Stamford, Connecticut. Mr. Widland's areas of expertise include commercial and corporate transactions, including financing. He is a former Connecticut Chairman of the Public Contract Section and Business Law Section of the American Bar Association and a member of the Association of Commercial Finance Attorneys.

Henry Seduski joined the Company's Board in December 2002. He also serves as the Chief Financial Officer of The Learning Team, a software publisher, since December 2001. From 1982 through March 2000, Mr. Seduski was employed by J.P. Morgan & Co. Inc. as the Chief Financial Officer of its Private Banking Business Group servicing senior business managers. Mr. Seduski was also a Vice President in Private Banking's Risk Management and Control Group and held various other positions in Morgan's Financial Group. From 1976 through 1982, Mr. Seduski served as a Manager with Price Waterhouse & Co., a leading audit and accounting firm. A CPA in New York State, Mr. Seduski holds a BBA in accounting from the University of Notre Dame.

D. Howard Pierce joined the Company's board in November 2004. Until his retirement in June 2001 he served as President and CEO of ABB, Inc., the $5 billion US subsidiary of global industrial, energy and automation provider, ABB. Prior to his assuming leadership of ABB, Mr. Pierce also served in a number of key executive positions, including President of ABB's Steam Power Plants and Environmental Systems and President of ABB China Ltd.

Con Edison, Inc. is entitled to designate one director to the Board, so long as it continues to hold, in the aggregate, at least 20% of the outstanding Common Stock. As of April 28, 2005, Con Edison has not designated anyone to the Board. In addition, Con Edison is entitled to observer status on the Board, which it exercises.

There are no family relationships between any of the above executive officers or directors, and there is no arrangement or understanding between any of the above executive officers or directors and any other person pursuant to which the officer or director was elected to hold office.

All directors hold office until the next annual meeting of stockholders and the election and qualification of a successor.

DIRECTOR COMPENSATION

BASE COMPENSATION. During 2004, the following non-employee directors received cash compensation for serving on the board; Michael Braunold $4,000, Michael Widland $3,000, and Henry Seduski $3,000. The Company also reimbursed directors for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors and any meetings of its committees to which they are a member.

OPTIONS. In addition to the compensation set forth above, during 2004 each non-employee director received options under the 2002 Directors Plan to purchase 150,000 shares of the Common Stock for each year service on the Board and options to purchase an additional 25,000 shares in respect of service on a Board committee, in each case vesting over the succeeding year.

            ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS

BOARD MEETINGS

The Board met 5 times during the year ended December 31, 2004. No director who served during the 2004 fiscal year attended fewer than 75% of the meetings of the Board and of the committees of the Board of which he was a member.

The Board does not have a formal policy with respect to Board members attendance at annual stockholder meetings, though it encourages directors to attend such meetings.

BOARD COMMITTEES

The Company has two standing committees: the audit committee (the "Audit Committee") and the compensation/stock option committee (the "Compensation Committee").

The Company currently does not have a nominating committee. Instead, nominations for the election of directors have been handled by the full Board of Directors, which permits all directors to participate in the process. Due to the small size of the Company and its Board of Directors, the Company believes that this is appropriate.

In identifying and evaluating candidates to be nominated as directors, the Board seeks individuals with stated relevant experience that can add to the ability of the Board to fulfill its fiduciary obligations and stated business goals. Director candidates must also have high personal and professional ethics, integrity and values. Additionally, director nominees must have sufficient time to devote to the Company's affairs.

As a small company, the Company has generally used an informal process to identify and evaluate director candidates. The Company has encouraged both independent directors and directors that are not independent to identify nominees for the Board of Directors. The Company has not paid any third party a fee to assist in the nomination process or to identify or evaluate candidates.

The Company will consider candidates that are nominated by its stockholders. The name, together with the business experience and other relevant background information of a candidate, should be sent to the Chief Executive Officer who will then forward such information to the independent directors for their review and consideration. The process for determining whether to nominate a director candidate put forth by a stockholder is the same as that used for reviewing candidates submitted by directors. Other than candidates submitted by its directors and executive officers, the Company has never received a proposed candidate for nomination from any security holder that beneficially owned more than 5% of the Company's voting Common Stock.

The Company has not, to date, implemented a policy or procedure by which its stockholders can communicate directly with its directors. Due to the small size of the Company and its resources, the Company believes that this is appropriate.

AUDIT COMMITTEE

The Audit Committee is responsible for selecting the Company's independent auditors, reviewing the Company's accounting policies, financial procedures and internal controls, the engagement of independent auditors and the general scope of the annual audit and any other services that the auditors may be asked to perform, and review with the auditors their report on the Company's financial statements following the completion of each audit.

The Audit Committee currently consists of Mr. Seduski and Mr. Pierce. Mr. Pierce became a member of the Audit Committee upon his election as a director of the Company in November 2004. Mr. Judah Marvin Feigenbaum was a member of the Audit Committee from January 2002 until his resignation in March 2004 from the Board of Directors. The Company believes that Mr. Seduski and Mr. Pierce each meet and, while he was a member of the audit committee Mr. Feigenbaum met, the independence criteria set out in Rule 4200(a)(15) of the Marketplace Rules of the National Association of Securities Dealers ("NASD") and the rules of the and other requirements of the SEC. The Board of Directors has determined that based on the credentials of Mr. Seduski, Mr. Seduski qualifies as an "audit committee financial expert" as defined in the rules of the SEC.

In 2004, the Audit Committee has held 4 meetings.

The Company's Board of Directors has adopted a charter governing the duties and responsibilities of the audit committee.

REPORT OF THE AUDIT COMMITTEE

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other into any other Company filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates this report by reference therein.

The Audit Committee acts under a written charter, which was adopted by the Board of Directors in December 2002. The charter, which includes standards set forth in SEC regulations and rules of the National Association of Securities Dealers, Inc. includes assisting the Company with:

o  auditing and integrity of the Company's financial statements;
o  qualification and independence of the Company's independent accountants;
o  performance of the Company's independent accountants;
o compliance by the Company with legal and regulatory requirements as promulgated by the SEC; and
o  accounting and financial reporting process.

As part of its auditing and integrity of the Company's financial statements, the Audit Committee reviewed and discussed with both management and the Company's independent accountants all financial statements prior to their issuance. Management advised the Audit Committee in all cases that all financial statements were prepared in accordance with generally accepted accounting principals and reviewed any significant accounting issues with the audit committee. These reviews included discussion with the independent accountant of matters required to be discussed pursuant to Statement on Auditing Standards No.61 (Communication with Audit Committees).

The Audit Committee also discussed with the Company's independent accountants matters relating to its independence, including a review of audit fees and the disclosures made to the Audit Committee pursuant to Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

Taking all of these reviews and discussions into account, the Audit Committee recommended to the Board of Directors that the Board approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, for filing with the SEC.

Judah Marvin Feigenbaum was a member of the Audit Committee from January 2002 through March, 2004, when he resigned from the Board of Directors of the Company.

Dated: April 13, 2005

SUBMITTED BY THE AUDIT COMMITTEE:

HENRY SEDUSKI
D. HOWARD PIERCE

COMPENSATION COMMITTEE

The Compensation Committee is responsible for reviewing the compensation arrangements in effect for the Company's executive officers and for administering the 2000 Equity Incentive Plan. This committee currently consists of Mr. Widland. Mr. Judah Marvin Feigenbaum was a member of the Compensation Committee from January 2002 until his resignation in March 2004 from the Board of Directors.

The Compensation Committee met twice during 2004.

BOARD RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF ALL OF THE NOMINEES TO THE BOARD OF DIRECTORS.

                                 PROPOSAL NO. 2

                AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO
             INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT THE
                       COMPANY IS AUTHORIZED TO ISSUE AND
                          TO AUTHORIZE THE ISSUANCE OF
                                 PREFERRED STOCK

The Company's Certificate of Incorporation presently authorizes the issuance by the Company of up to three hundred million (300,000,000) shares of common stock, par value $.001 per share ("Common Stock").

As of Record Date, there were 161,938,465 shares of Common Stock issued and outstanding and no shares of preferred stock are issued and outstanding. The Company also has approximately 70,200,826 shares of Common Stock reserved for possible future issuance in connection with outstanding options, warrants, and convertible debentures. Many of these shares may never actually be issued. For example, many of the outstanding options and warrants have exercise prices well in excess of the current market price per share, making their exercise unlikely. Nevertheless, the Company intends to keep reserved for future issuance a sufficient number of shares of its authorized Common Stock to honor its commitment to issue Common Stock in the event these options or warrants are exercised or convertible securities are converted. Accordingly, the Company has available for issuance approximately 67,860,709 shares of Common Stock.

Because of the limited number of shares of capital stock available to be issued by the Company, the Board has unanimously approved, and voted to recommend that the Stockholders approve, the proposed amendment to the Company's Certificate of Incorporation (in the form attached hereto as Appendix A, the "Certificate of Amendment") whereby (i) the number of shares of Common Stock which the Company would be authorized to issue from time to time would be increased to three hundred and fifty million (350,000,000) shares and (ii) the Board of Directors would be authorized to issue up to 5,000,000 shares of preferred stock, par value $.001 per share ("Preferred Stock") from time to time in one or more series by resolution. If the Certificate of Amendment is approved by the Stockholders at the Annual Meeting, the Company intends to file the Certificate of Amendment with the Secretary of State of the State of Delaware as soon as reasonably practicable after such approval and it will become effective upon filing.

ADDITIONAL SHARES OF COMMON STOCK

The additional shares of Common Stock, when issued, would have the same rights and privileges as the shares of Common Stock now issued. There are no pre-emptive rights relating to the Common Stock. Except for issuances in respect of currently outstanding convertible and derivative securities, the Company does not presently have any plans, intentions, agreements, understandings or arrangements regarding the issuance of additional shares of Common Stock. The Board of Directors believes that the complexity of modern business financing and acquisition transactions requires greater flexibility in the Company's capital structure than now exists. The Board of Directors believes that an increase in the authorized Common Stock would provide the Company with increased flexibility in the future to issue capital stock in connection with public or private offerings, stock dividends, financing and acquisition transactions, employee benefit plans and other proper corporate purposes. Moreover, having such additional authorized shares of Common Stock available will give the Company the ability to issue stock without the expense and delay of a special meeting of stockholders, which delay might deprive the Company of the flexibility the Board views as important in facilitating the effective use of the Company's stock. Except as otherwise required by applicable law or stock exchange rules, authorized but unissued shares of Common Stock may be issued at such time, for such purpose and for such consideration as the Board of Directors may determine to be appropriate, without further authorization by stockholders.

Any issuance of additional shares of Common Stock would increase the number of outstanding shares of Common Stock and (unless such issuance was pro-rata among existing stockholders) the percentage ownership of existing stockholders would be diluted accordingly. The dilutive effect of such an issuance could discourage a change in control of the Company by making it more difficult or costly. The Company is not aware of anyone seeking to accumulate Common Stock or obtain control of the Company, and has no present intention to use the additional authorized shares to deter a change in control.

AUTHORIZATION TO ISSUE PREFERRED STOCK BY RESOLUTION

The terms of any series of Preferred Stock issued by resolution of the Board of Directors, when issued, will have such terms, including, without limitation, dividend or interest rates, conversion prices, voting rights, redemption prices, maturity dates as may be determined by the Board of Directors.

The Company does not presently have any plans, intentions, agreements, understandings or arrangements regarding the issuance of Preferred Stock. The Board of Directors believes that the complexity of modern business financing and acquisition transactions requires greater flexibility in the Company's capital structure than now exists. The Board of Directors believes that authorizing the Board of Directors to issue Preferred Stock in one or more series from time to time by resolution would provide the Company with increased flexibility in the future to issue capital stock in connection with public or private offerings, stock dividends, financing and acquisition transactions, employee benefit plans and other proper corporate purposes. Moreover, authorizing the Board to issue Preferred Stock in one or more series from time to time by resolution will give the Company the ability to issue stock without the expense and delay of a special meeting of stockholders, which delay might deprive the Company of the flexibility the Board views as important in facilitating the effective use of the Company's stock. Except as otherwise required by applicable law or stock exchange rules, authorized but unissued shares of Preferred Stock may be issued at such time, for such purpose and for such consideration as the Board of Directors may determine to be appropriate, without further authorization by stockholders.

The issuance of any series of Preferred Stock could, depending upon the conversion and voting rights thereof, increase the number of shares of Common Stock outstanding on a fully diluted basis and (unless such issuance was pro-rata among existing stockholders) accordingly dilute the percentage ownership of existing stockholders. The dilutive effect of such an issuance could discourage a change in control of the Company by making it more difficult or costly. Additionally, the issuance of any series of Preferred Stock that was entitled to be paid a liquidation preference upon the consummation of any transaction that resulted in a change in control of the Company or that was entitled to vote as a separate class on any transaction that resulted in a change in control of the Company could discourage a change in control of the Company by making it more difficult or costly. The Company is not aware of anyone seeking to obtain control of the Company, and has no present intention to use the Preferred Stock to deter a change in control.

BOARD RECOMMENDATION

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT THE COMPANY IS AUTHORIZED TO ISSUE TO 350,000,000 AND AUTHORIZE THE BOARD OF DIRECTORS TO ISSUE UP TO 5,000,000 MILLION SHARE OF PREFERRED STOCK FROM TIME TO TIME IN ONE OR MORE SERIES BY RESOLUTION.

                                 PROPOSAL NO. 3

              AMENDMENT TO THE COMPANY'S 2000 EQUITY INCENTIVE PLAN
            INCREASING THE NUMBER OF SHARES OFCOMMON STOCK, RESERVED
                 FOR ISSUANCE THERE UNDER, TO 25,000,000 SHARES.

At the Annual Meeting, the Stockholders will be asked to approve an amendment to the Company's 2000 Equity Incentive Plan (the "2000 Equity Incentive Plan") to increase by ten million (10,000,000) the number of shares of Common Stock reserved for issuance under the 2000 Equity Incentive Plan to a total of twenty five million (25,000,000) shares. A summary of the principal terms of the 2000 Equity Incentive Plan is set forth below.

The Board believes that equity based awards are an important incentive for attracting, retaining and motivating employees and officers through the opportunity of equity participation in the Company. The amendment to increase the number of shares of Common Stock under the 2000 Equity Incentive Plan is intended to enable the Company to continue to have an adequate number of shares of Common Stock available for the grant of stock options to attract new employees, as well as retain current employees.

Of the total of 15,000,000 shares of Common Stock reserved for issuance under the 2000 Equity Incentive Plan, as of the Record Date, options to purchase 13,952,000 shares of Common Stock were issued and outstanding and awards with respect to 361,750 shares remained available for future grants to employees and other service providers. With the expansion of our employee base, the relatively small number of shares remaining under the 2000 Equity Incentive Plan will not be adequate for future needs.

Although the Company cannot currently determine the number of options that may be granted in the future to the executive officers of the Company, each of the executive officers and key employees of the Company has an interest in the approval of the amendment to the 2000 Equity Incentive Plan in so far as they are eligible recipients of options under the plan.

SUMMARY OF THE TERMS OF THE 2000 EQUITY INCENTIVE PLAN

The summary of the 2000 Equity Incentive Plan below is qualified in its entirety by the 2000 Equity Incentive Plan attached hereto as Appendix B.

THE 2000 EQUITY INCENTIVE PLAN ADMINISTRATION

The 2000 Equity Incentive Plan is administered by the Board of Directors of the Company or, at the discretion of the Board, by a committee composed of at least one member of the Board. The Compensation Committee of the Board, established in December 2001, administers the 2000 Equity Incentive Plan. Such committee, and the Board itself acting in its capacity as administrator of the 2000 Equity Incentive Plan, is referred to herein as the "Committee." The Committee is authorized, among other things, to construe, interpret and implement the provisions of the 2000 Equity Incentive Plan, to select the key employees to whom awards will be granted, to determine the terms and conditions of such awards and to make all other determinations deemed necessary or advisable for the administration of the 2000 Equity Incentive Plan.

SHARES AVAILABLE

If Proposal No. 3 is approved by the stockholders, the aggregate number of shares of Common Stock available for issuance, subject to adjustment as described below, under the 2000 Equity Incentive Plan will be 25,000,000. Such shares may be authorized and unissued shares or treasury shares. If Proposal No. 3 is approved, shares reserved for issuance for grants under the 2000 Equity Incentive Plan will represent approximately 15 % of the Company's issued and outstanding Common Stock as of the Record Date. Together with the shares reserved for issuance under the 2002 Directors Plan (assuming Proposal No. 4 is approved), the shares reserved for issuance under these plans will represent approximately 18% of the Company's outstanding Common Stock as of the Record Date. If all of the shares reserved for issuance under the foregoing plans are actually issued, such shares will represent 15% of the Company's then outstanding Common Stock. If any shares of Common Stock subject to an award are forfeited or an award is settled in cash or otherwise terminates for any reason whatsoever without an actual distribution of shares, the shares subject to such award will again be available for awards. If any Performance Units awarded under the 2000 Equity Incentive Plan are forfeited or canceled, the Performance Units will again be available for awards. If the Committee determines that any stock dividend, recapitalization, split, reorganization, merger, consolidation, combination, repurchase, or other similar corporate transaction or event, affects the Common Stock or the book value of the Company such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants, then the Committee shall adjust any or all of (i) the number and kind of shares of Common Stock which may thereafter be issued in connection with awards, (ii) the number and kind of shares of Common Stock issuable in respect of outstanding awards, (iii) the aggregate number and kind of shares of Common Stock available, (iv) the number of Performance Units which may thereafter be granted and the book value of the Company with respect to outstanding Performance Units, and (v) the exercise price, grant price, or purchase price relating to any award. If deemed appropriate, the

Committee may also provide for cash payments relating to outstanding awards, provided, however, in each case that no adjustment shall be made which would cause the plan to violate Section 422(b)(1) of the Internal Revenue Code of 1986, as amended (the "Code") with respect to ISOs (defined below) or would adversely affect the status of a Performance-Based Award (defined below) as "performance based compensation" under Section 162(m) of the Code. The Committee may also adjust performance conditions and other terms of awards in response to unusual or nonrecurring events or to changes in applicable laws, regulations, or accounting principles, except to the extent that such adjustment would adversely affect the status of any outstanding Performance-Based Awards as "performance-based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

ELIGIBILITY

Persons eligible to participate in the 2000 Equity Incentive Plan include all key employees and consultants of the Company and its subsidiaries, as determined by the Committee. While the specific individuals to whom awards will be made in the future cannot be determined at this time, it is anticipated that currently approximately three key employees presently are eligible for participation in the 2000 Equity Incentive Plan.

AWARDS

The 2000 Equity Incentive Plan is designed to give the Committee the maximum flexibility in providing incentive compensation to key employees and consultants. The 2000 Equity Incentive Plan provides for the grant of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, bonus stock, awards in lieu of cash obligations, other stock-based awards and Performance Units. The 2000 Equity Incentive Plan also permits cash payments either as a separate award or as a supplement to a stock-based award, and for the income and employment taxes imposed on a participant in respect of any award.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

The Committee is authorized to grant stock options, including both incentive stock options ("ISOs"), which can result in potentially favorable tax treatment to the participant, and nonqualified stock options. The Committee can also grant stock appreciation rights ("SARs") entitling the participant to receive the excess of the fair market value of a share of Common Stock on the date of exercise over the grant price of the SAR. The exercise price per share of Common Stock subject to an option and the grant price of an SAR are determined by the Committee, provided that the exercise price of an ISO or SAR may not be less than the fair market value (110% of the fair market value in the case of an ISO granted to a 10% shareholder) of the Common Stock on the date of grant. However, the 2000 Equity Incentive Plan also allows the Committee to grant an option, an SAR or other award allowing the purchase of Common Stock at an exercise price or grant price less than fair market value when it is granted in substitution for some other award or retroactively in tandem with an outstanding award. In those cases, the exercise or grant price may be the fair market value at that date, at the date of the earlier award or at that date reduced by the fair market value of the award required to be surrendered as a condition to the receipt of the substitute award. The terms of each option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options or SARs and relating to exercisability or following termination of employment will be fixed by the Committee. However, no ISO or SAR granted in tandem will have a term exceeding ten years (or shorter period applicable under Section 422 of the Code). Options may be exercised by payment of the exercise price in cash or in Common Stock, outstanding awards or other property (including notes or obligations to make payment on a deferred basis, or through "cashless exercises") having a fair market value equal to the exercise price, as the Committee may determine from time to time. The Committee also determines the methods of exercise and settlement and certain other terms of the SARs.

RESTRICTED STOCK

The 2000 Equity Incentive Plan also authorizes the Committee to grant restricted stock. Restricted stock is an award of shares of Common Stock which may not be disposed of by participants and which may be forfeited in the event of certain terminations of employment or certain other events prior to the end of a restriction period established by the Committee. Such an award entitles the participant to all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any dividends thereon, unless otherwise determined by the Committee.

OTHER STOCK-BASED AWARDS, BONUS STOCK AND AWARDS IN LIEU OF CASH OBLIGATIONS

In order to enable the Company to respond to business and economic developments and trends in executive compensation practices, the 2000 Equity Incentive Plan authorizes the Committee to grant awards that are denominated or payable in, or valued in whole or in part by reference to the value of, Common Stock. The Committee will determine the terms and conditions of such awards, including consideration to be paid to exercise awards in the nature of purchase rights, the period during which awards will be outstanding and forfeiture conditions and restrictions on awards. In addition, the Committee is authorized to grant shares as a bonus, free of restrictions, or to grant shares or other awards in lieu of Company obligations to pay cash or deliver other property under other plans or compensatory arrangements, subject to such terms as the Committee may specify.

CASH PAYMENTS

The Committee may grant the right to receive cash payments whether as a separate award or as a supplement to any stock-based awards. Also, to encourage participants to retain awards payable in stock by providing a source of cash sufficient to pay the income and employment taxes imposed as a result of a payment pursuant to, or the exercise or vesting of, any award, the 2000 Equity Incentive Plan authorizes the Committee to grant a Tax Bonus in respect of any award.

PERFORMANCE UNITS

The Committee is also authorized to grant Performance Units. A Performance Unit is a right to receive a payment in cash equal to the increase in the book value of the Company if specified performance goals during a specified time period are met. The Committee has the discretion to establish the performance goals and the performance periods relating to each Performance Unit. A performance goal is a goal expressed in terms of growth in book value, earnings per share, return on equity or any other financial or other measurement selected by the Committee, in its discretion, and may relate to the operations of the Company as a whole or any subsidiary, division or department, and the performance periods may be of such length as the Committee may select. Neither the performance goals nor the performance periods need be identical for all Performance Units awarded at any time or from time to time. Performance-based Awards

PERFORMANCE-BASED AWARDS

The Committee may (but is not required to) grant awards pursuant to the 2000 Equity Incentive Plan to a participant who, in the year of grant, may be among the Company's Chief Executive Officer and the two other most highly compensated executive officers ("Covered Employees"), which are intended to qualify as a Performance-Based Award. If the Committee grants an award as a Performance-Based Award, the right to receive payment of such award, other than stock options and SARs granted at not less than fair market value on the date of grant, will be conditional upon the achievement of performance goals established by the Committee in writing at the time such Performance-Based Award is granted. Such performance goals may vary from participant to participant and Performance-Based Award to Performance-Based Award. The goals will be based upon (i) the attainment of specific amounts of, or increases in, one or more of the following, any of which may be measured either in absolute terms or as compared to another company or companies: revenues, earnings, cash flow, net worth, book value, stockholder's equity, financial return ratios, market performance or total stockholder return, and/or (ii) the completion of certain business or capital transactions. Before any Performance-Based Award is paid, the Committee will certify in writing that the performance goals applicable to the Performance-Based Award were in fact satisfied.

OTHER TERMS OF AWARDS

The maximum amount which may be granted as Performance-Based Awards to any participant in any calendar year shall not exceed (i) 500,000 Performance Units,
(ii) a Tax Bonus payable with respect to the stock-based awards and Performance Units and (iii) cash payments (other than Tax Bonuses) of $1,000,000. The Committee has the discretion to grant an award to a participant who may be a Covered Employee which is not a Performance-Based Award.

At the discretion of the Committee, awards may be settled in cash, Common Stock, other awards or other property. The Committee may require or permit participants to defer the distribution of all or part of an award in accordance with such terms and conditions as the Committee may establish, including payment of reasonable interest on any amounts deferred under the 2000 Equity Incentive Plan. Awards granted under the 2000 Equity Incentive Plan may not be pledged or otherwise encumbered. Generally, unless the Committee determines otherwise, awards are not transferable except by will or by the laws of descent and distribution, or (except in the case of an ISO) otherwise if permitted under Rule 16b-3 of the Exchange Act and by the Committee. The 2000 Equity Incentive Plan grants the Committee broad discretion in the operation and administration of the 2000 Equity Incentive Plan. This discretion includes the authority to make adjustments in the terms and conditions of, and the criteria included in performance conditions related to, any awards in recognition of unusual or nonrecurring events affecting the Company or in response to changes in applicable laws, regulations or accounting principles. However, no such adjustment may adversely affect the status of any outstanding award as a Performance-Based Award. The Committee can waive any condition applicable to any award, and may adjust any performance condition specified in connection with any award, if such adjustment is necessary, to take account of a change in the Company's strategy, performance of comparable companies or other circumstances. However no adjustment may adversely affect the status of any outstanding award as a Performance-Based Award. Awards under the 2000 Equity Incentive Plan generally will be granted for no consideration other than services. The Committee may, however, grant awards alone, in addition to, in tandem with, or in substitution for, any other award under the 2000 Equity Incentive Plan, other awards under other Company plans, or other rights to payment from the Company. Awards granted in addition to or in tandem with other awards may be granted either at the same time or at different times. If an award is granted in substitution for another award, the participant must surrender such other award in consideration for the grant of the new award.

CHANGE OF CONTROL

In the event of a change of control of the Company, all awards granted under the 2000 Equity Incentive Plan (including Performance-Based Awards) that are outstanding and not yet vested or exercisable or which are subject to restrictions, will become immediately 100% vested in each participant or will be free of any restrictions, and will be exercisable for the remaining duration of the award. All awards that are exercisable as of the effective date of the change of control will remain exercisable for the remaining duration of the award. Under the 2000 Equity Incentive Plan, a change of control occurs upon any of the following events: (i) the acquisition, in one or more transactions, of beneficial ownership by any person or group, (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a subsidiary), of any securities of the Company such that, as a result of such acquisition, such person or group, either (A) beneficially owns, directly or indirectly, more than 50% of the Company's outstanding voting securities entitled to vote on a regular basis for a majority of the members of the Board or (B) otherwise has the ability to elect, directly or indirectly, a majority of the members of the Board; (ii) a change in the composition of the Board such that a majority of the members of the Board are not Continuing Directors (as defined in the 2000 Equity Incentive Plan); or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company, in one or more transactions, of all or substantially all the Company's assets. The foregoing events will not be deemed to be a change of control if the transactions causing such change are approved in advance by the affirmative vote of at least a majority of the Continuing directors.

AMENDMENT AND TERMINATION

The 2000 Equity Incentive Plan is of indefinite duration; continuing until all shares and performance units reserved therefore have been issued or until terminated by the Board. The Board may amend, alter, suspend, discontinue, or terminate the 2000 Equity Incentive Plan or the Committee's authority to grant awards thereunder without further stockholder approval or the consent of the participants, except stockholder approval must be obtained within one year after the effectiveness of such action if required by law or regulation or under the rules of the securities exchange on which the Common Stock is then quoted or listed or as otherwise required by Rule 16b-3 under the Exchange Act. Notwithstanding the foregoing, unless approved by the stockholders, no amendment will: (i) change the class of persons eligible to receive awards; (ii) materially increase the benefits accruing to participants under the 2000 Equity Incentive Plan; or (iii) increase the number of shares of Common Stock subject to the 2000 Equity Incentive Plan.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY AND THE PARTICIPANT

The following discussion is a brief summary of the principal United States Federal income tax consequences under current Federal income tax laws relating to awards under the 2000 Equity Incentive Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences. A participant will not realize any income upon the award of an option (including any other stock-based award in the nature of a purchase right), an SAR or a Performance Unit, nor will the Company be entitled to any tax deduction. When a participant who has been granted an option which is not designated as an ISO exercises that option and receives Common Stock which is either "transferable" or not subject to a "substantial risk of forfeiture" under Section 83(c) of the Code, the participant will realize compensation income subject, in the case of an employee, to withholding taxes. The amount of that compensation income will equal the excess of the fair market value of the Common Stock (without regard to any restrictions) on the date of exercise of the option over its exercise price, and the Company will generally be entitled to a tax deduction in the same amount and at the same time as the compensation income is realized by the participant. The participant's tax basis for the Common Stock so acquired will equal the sum of the compensation income realized and the exercise price. Upon any subsequent sale or exchange of the Common Stock, the gain or loss will generally be taxed as a capital gain or loss and will be a long-term capital gain or loss if the Common Stock has been held for more than one year after the date of exercise.

If a participant exercises an option which is designated as an ISO and the participant has been an employee of the Company or its subsidiaries throughout the period from the date of grant of the ISO until three months prior to its exercise, the participant will not realize any income upon the exercise of the ISO (although alternative minimum tax liability may result), and the Company will not be entitled to any tax deduction. If the participant sells or exchanges any of the shares acquired upon the exercise of the ISO more than one year after the transfer of the shares to the participant and more than two years after the date of grant of the ISO, any gain or loss (based upon the difference between the amount realized and the exercise price of the ISO) will be treated as long-term capital gain or loss to the participant. If such sale, exchange or other disposition takes place within two years of the grant of the ISO or within one year of the transfer of shares to the participant, the sale, exchange or other disposition will generally constitute a "disqualifying disposition" of such shares. In such event, to the extent that the gain realized on the disqualifying disposition does not exceed the difference between the fair market value of the shares at the time of exercise of the ISO over the exercise price, such amount will be treated as compensation income in the year of the disqualifying disposition, and the Company will be entitled to a deduction in the same amount and at the same time as the compensation income is realized by the participant. The balance of the gain, if any, will be treated as capital gain and will not result in any deduction by the Company.

With respect to other awards (including an SAR or a Performance Unit) granted under the 2000 Equity Incentive Plan that may be settled either in cash or in Common Stock or other property that is either transferable or not subject to a substantial risk of forfeiture under Section 83(c) of the Code, the participant will realize compensation income (subject, in the case of employees) to withholding taxes) equal to the amount of cash or the fair market value of the Common Stock or other property received. The Company will be entitled to a deduction in the same amount and at the same time as the compensation income is realized by the participant.

With respect to awards involving Common Stock or other property that is both nontransferable and subject to a substantial risk of forfeiture, unless an election is made under Section 83(b) of the Code, as described below, the participant will realize compensation income equal to the fair market value of the Common Stock or other property received at the first time the Common Stock or other property is either transferable or not subject to a substantial risk of forfeiture. The Company will be entitled to a deduction in the same amount and at the same time as the compensation income is realized by the participant. Even though Common Stock or other property may be nontransferable and subject to a substantial risk of forfeiture, a participant may elect (within 30 days of receipt of the Common Stock or other property) to include in gross income the fair market value (determined without regard to such restrictions) of such Common Stock or other property at the time received. In that event, the participant will not realize any income at the time the Common Stock or other property either becomes transferable or is not subject to a substantial risk of forfeiture, but if the participant subsequently forfeits such Common Stock or other property, the participant's loss would be limited only to the amount actually paid for the Common Stock or other property. While such Common Stock or other property remains nontransferable and subject to a substantial risk of forfeiture, any dividends or other income will be taxable as additional compensation income.

Finally, special rules may apply with respect to participants subject to Section 16(b) of the Exchange Act.

The Committee may condition the payment, exercise or vesting of any award on the payment of the withholding taxes and may provide that a portion of the Common Stock or other property to be distributed will be withheld (or previously acquired stock or other property surrendered by the participant) to satisfy such withholding and other tax obligations. Finally, amounts paid pursuant to an award which vests or becomes exercisable, or with respect to which restrictions lapse, upon a Change in Control may constitute a "parachute payment" under
Section 280G of the Code. To the extent any such payment constitutes an "excess parachute payment," the Company would not be entitled to deduct such payment and the participant would be subject to a 20 percent excise tax (in addition to regular income tax).

SECTION 162(M) PROVISIONS

The 2000 Equity Incentive Plan was designed to permit the deduction by the Company of the compensation realized by certain officers in respect of long-term incentive compensation granted under the 2000 Equity Incentive Plan which is intended by the Committee to qualify as "performance-based compensation" under
Section 162(m) of the Code. Section 162(m) of the Code generally disallows a deduction to the Company for compensation paid in any year in excess of $1 million to any Covered Employee. Certain compensation, including compensation that meets the specified requirements for "performance-based compensation," is not subject to this deduction limit. Among the requirements for compensation to qualify as "performance-based compensation" is that the material terms pursuant to which the compensation is to be paid be disclosed to, and approved by, the stockholders of the Company in a separate vote prior to the payment. Accordingly, because the 2000 Equity Incentive Plan has been approved by the Stockholders, the compensation payable pursuant to awards granted to officers who in the year of grant may be Covered Employees and which are intended by the Committee to qualify as "performance-based compensation" should not be subject to the deduction limit of Section 162(m) of the Code, provided the Plan continues to be administered by a Committee consisting solely of two or more "outside directors" and the other requirements of Section 162(m) of the Code are satisfied. Nonqualified stock options granted with an option price less than the fair market value at the time of grant will not qualify as performance-based compensation. Not withstanding the foregoing, the Committee may, in the exercise of its discretion, issue stock option grants that would be subject to the deductibility limit where it deems such issuance to be in the best interests of the Company and its stockholders.

NEW PLAN BENEFITS

Because awards under the 2000 Equity Incentive Plan are discretionary, the Company cannot currently determine the number of options that may be granted under the 2000 Equity Incentive Plan. In 2004, the following individuals and groups had been granted options under the 2000 Equity Incentive Plan to purchase shares in the amounts indicated: John J. Joyce (Chief Executive Officer, President and Treasurer): 2,000,000 shares; Ramdas Rao (Chief Network Architect) 1,550,000 shares;

Yehuda Cern (Chief Engineer) 1,700,000 shares; all current executive officers as a group: 5,250,000 shares; all current non-executive officer directors as a group: 0 shares; and all employees, including officers other than executive officers, as a group: 4,375,000 shares.

BOARD RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE 2000 EQUITY INCENTIVE PLAN.

                                 PROPOSAL NO. 4

          AMENDMENT TO THE COMPANY'S 2002 NON-EMPLOYEE DIRECTORS STOCK
           OPTION PLAN INCREASING THE NUMBER OF SHARES OFCOMMON STOCK
             RESERVED FOR ISSUANCE THERE UNDER TO 4,000,000 SHARES.

At the Annual Meeting, the Stockholders will be asked to approve an amendment to the Company's 2002 Non-Employee Directors Stock Option Plan (the "2002 Directors Plan") to increase by two million (2,000,000) the number of shares of Common Stock reserved for issuance under the 2002 Directors Plan to a total of four million (4,000,000) shares. A summary of the principal terms of the 2002 Directors Plan is set forth below.

The Board believes that stock options are an important incentive for attracting and retaining on the Company's Board the service of individuals who are not otherwise employed by the Company or any subsidiary. The amendment to increase the number of shares of Common Stock under the 2002 Directors Plan is intended to enable the Company to continue to have an adequate number of shares of Common Stock available for the grant of stock options to attract new employees, as well as retain current employees.

Of the total of 2,000,000 shares of Common Stock reserved for issuance under the 2002 Directors Plan, as of the Record Date, options to purchase 1,640,000 shares of Common Stock were issued and outstanding and awards with respect to 220,000 shares remained available for future grants to non-employee directors.

Although the Company cannot currently determine the number of options that may be granted in the future to the non-employee directors of the Company, each of the non-employee directors of the Company has an interest in the approval of the amendment to the 2002 Directors Plan in so far as they are eligible recipients of options under the plan.

SUMMARY OF THE 2002 DIRECTORS PLAN

The summary of the 2002 Directors Plan below is qualified in its entirety by the 2002 Directors Plan attached hereto as Appendix C.

The 2002 Directors Plan is administered by the Board or, if so determined by the Board, by a committee consisting solely of two or more non-employee directors of the Company. The body administrating the 2002 Directors Plan is referred to herein as the "Administrative Body." The Administrative Body is authorized to construe, interpret and implement the provisions of the 2002 Directors Plan, to select the non-employee directors to whom awards will be granted, to determine the amount, terms and conditions of such awards and to make all other determinations deemed necessary or advisable for the administration of the 2002 Directors Plan. The shares available for grant under the 2002 Directors Plan may be authorized and unissued shares or treasury shares. If any shares of Common Stock subject to an award are forfeited or the award otherwise terminates for any reason whatsoever without an actual distribution of shares, the shares subject to such award will again be available for awards. Only directors not employed by the Company or any of its subsidiaries are eligible to participate in the 2002 Directors Plan.

Under the 2002 Directors Plan, the Administrative Body may issue only non-qualified options. Each option granted under the 2002 Directors Plan will, unless earlier terminated as provided in the 2002 Directors Plan, expire six years from the date of grant. If a non-employee director ceases to serve as a director of the Company, options issued to such a director under the 2002 Directors Plan will (i) in the case of removal for cause, terminate immediately
(ii) in the case of death or disability, terminate two years after the date on which such director ceased to serve; and (iii) in all other the cases (including failure to be renonimated or reelected), terminate 12 months after such director ceased to serve. The exercise price of the option will be the fair market value of the Common Stock on the date of the grant of the option. The number of options and prices at which they are exercisable are subject to adjustment in the case of certain transactions such as mergers, recapitalizations, stock splits or stock dividends.

The 2002 Directors Plan continues in effect through December 31, 2012. The Board may amend, alter, suspend, discontinue, or terminate the 2002 Directors Plan. Notwithstanding the foregoing, any such amendment, alteration, suspension, discontinuation or termination shall be subject to the approval of the Company's stockholders if such approval is required by any applicable law or regulation or any applicable stock exchange rule. Additionally, without the consent of the an affected non-employee director, no amendment, alteration, suspension, discontinuation or termination of the 2002 Directors Plan may materially, adversely affect the rights of such non-employee director under any option theretofore granted.

FEDERAL TAX CONSEQUENCES

Set forth below is a description of the federal income tax consequences under the Code, of the grant and exercise of the benefits awarded under the 2002 Directors Plan. This description does not purport to be a complete description of the federal income tax aspects of the 2002 Directors Plan. The summary does not include any discussion of state, local or foreign income tax consequences or the effect of gift, estate or inheritance taxes, any of which may be significant to a particular director eligible to receive options.

A director to whom an option is granted under the 2002 Directors Plan will not recognize any taxable income upon the grant of an option. Upon the exercise of such option, an optionee will generally recognize ordinary compensation income equal to the difference between the exercise price of the option and the fair market value of the Common Stock acquired on the date of exercise. The tax basis of such Common Stock to the optionee will equal the amount includable in the optionee's income as compensation, and the optionee's holding period for such Common Stock will commence on the day on which the optionee recognizes the compensation income in respect of such Common Stock. Any additional gain or any loss recognized on the subsequent disposition of the shares of Common Stock will be a capital gain or loss and will be a long-term gain or loss if the shares are held for more than one year. Generally, the Company will be entitled to a tax deduction upon the exercise of an option under the 2002 Directors Plan at the same time and in the same amount as the ordinary income recognized by the optionee.

NEW PLAN BENEFITS

Because awards under the 2002 Directors Plan are discretionary, the Company cannot currently determine the number of options that may be granted under the 2002 Directors Plan. In 2004, the following individuals and groups had been granted options to purchase shares of Common Stock in the amounts indicated:
Michael Widland (Director) 175,000 shares, Henry Seduski (Director) 175,000, Michael Braunold (Former Director) 150,000 shares and all non-executive officer directors as a group 500,000 shares. Michael Braunold resigned in November 2004

OTHER REQUIRED INFORMATION

The following table sets forth, as of December 31, 2004, certain required information relating to the shares of Common Stock issuable on an aggregated basis under the Company's 2002 Directors Plan, 2000 Equity Incentive Plan and otherwise.

                      EQUITY COMPENSATION PLAN INFORMATION


         Plan Category                       Number of         Weighted-          Number of
                                           securities to        average           securities
                                             be issued      exercise price of     remaining
                                               upon           outstanding       available for
                                            exercise of        options,            future
                                            outstanding        warrants           issuance.
                                             options,         and rights
             ESOP                          warrants and
                                              rights
                                                (a)                (b)               (c)
Equity compensation plan approved by
         security holders                    14,342,000           $.38            1,981,750

Equity compensation plans not approved
         by security holders                  4,975,000           $.69

               Total                         19,317,000           $.46            1,981,750

BOARD RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE TO APPROVE THE AMENDMENT TO THE 2002 DIRECTORS PLAN

                                 PROPOSAL NO. 5

                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee has selected Rotenberg, as the Company's independent auditors for the year ending December 31, 2005. The Board of Directors has directed that such appointment be submitted for ratification by Stockholders at the Annual Meeting.

Brightman Almagor & Co, a member of Deloitte Touche Tohmatsu, audited the Company's financial statements for the year ended December 31, 2002. On May 12, 2003, Brightman and the Company mutually agreed that due to the Company effectively terminating all of its research and design activities in the State of Israel, it was not appropriate for Brightman to stand for re-election as the Company's auditor for the year ending December 31, 2003.

During the fiscal years ended December 31, 2001 and 2002 and the period between January 1, 2003, up to and including the day of its declination to stand for re-election, there were no disagreements between the Company and Brightman on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which if not resolved to Brightman's satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement. Brightman's report on our financial statements for such fiscal years 2002 and 2001 indicated that substantial doubt exists regarding our ability to continue as a going concern.

On January 21, 2004, the Audit Committee engaged Rotenberg, to serve as the Company's independent public accountants for the audit of the Company's 2003 consolidated financial statements. Previously the Audit Committee engaged Rotenberg in May 2003 to review, prior to filing, the Company's 2003 quarterly reports on Form 10-QSB.

It is not anticipated that a member of Rotenberg will be present at the Annual Meeting.

FEES

The following table presents fees for professional audit services rendered by Rotenberg, for the audit of the Company's annual financial statements for 2004 and 2003, and fees billed for other services rendered by Rotenberg during 2004 and 2003.

          Type of Service/Fee        Fiscal 2004       Fiscal 2003

          Audit Fees (1)               $57,682           $48,845

          Audit Related Fees (2)            $0                $0

          Tax Fees (3)                      $0                $0

          All Other Fees (4)                $0                $0

(1) Audit Fees consist of fees for professional services rendered for the audit of our consolidated financial statements included in the Annual Report on Form 10-KSBand the review of the interim financial statements included in the Quarterly Reports on Form 10-QSB, and for the services that are normally provided in connection with regulatory filings or engagements.

(2) Includes fees associated with assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements. This category includes fees related to consultation regarding generally accepted accounting principles.

(3) Tax Fees consist of fees for tax compliance, tax advice and tax planning.

(4) All Other Fees consist of fees for products and services not included in the above categories.

The Audit Committee reviewed the non-audit services rendered for fiscal 2004 and fiscal 2003 as set forth in the above table and concluded that such services were compatible with maintaining the accountants' independence. The Audit Committee's policy is to pre-approve all audit services and all non-audit services that Company's independent auditor is permitted to perform for Company under applicable federal securities regulations. As permitted by the applicable regulations, the Audit Committee's policy utilizes a combination of specific pre-approval on a case-by-case basis of individual engagements of the independent auditor and general pre-approval of certain categories of engagements up to predetermined dollar thresholds that are reviewed annually by the Audit Committee. Specific pre-approval is mandatory for the annual financial statement audit engagement, among others.

BOARD RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE INDEPENDENT AUDITORS.

                                  OTHER MATTERS

At the Annual Meeting, management does not intend to present any matters other than matters referred to herein, and as of this date management does not know of any matter that will be presented for a vote thereat.

                              STOCKHOLDER PROPOSALS

Under the rules of the SEC, proposals of stockholders intended to be presented at the 2005 Annual Meeting of Stockholders must be made in accordance with the by-laws of the Company and received by the Company, at its principal executive offices, for inclusion in the Company's proxy statement for that meeting, no later than January 30, 2006. The Company's Board of Directors will review any stockholder proposals that are filed as required and will determine whether such proposals meet applicable criteria for inclusion in its 2006 proxy statement.

                                  ANNUAL REPORT

Enclosed is the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, including audited financial statements. This Annual Report on Form 10-KSB does not form any part of the material for the solicitation of proxies.

                             SOLICITATION OF PROXIES

The Company will pay the cost of the solicitation of proxies. Solicitation of proxies may be made in person or by mail, telephone, or telecopy by directors, officers, and employees of the Company. The Company may also engage the services of others to solicit proxies in person or by telephone or telecopy. In addition, the Company may also request banking institutions, brokerage firms, custodians, nominees, and fiduciaries to forward solicitation material to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such persons for the costs related to such services.

It is important that your shares be represented at the Annual Meeting. If you are unable to be present in person, you are respectfully requested to sign the enclosed proxy card and return it in the enclosed stamped and addressed envelope as promptly as possible.

                       BY ORDER OF THE BOARD OF DIRECTORS

                                  John J. Joyce
                             Chief Executive Officer

April 29, 2005

                               AMBIENT CORPORATION

           PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE
                 COMPANY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 10, 2005

                            PROXY VOTING INSTRUCTIONS

The undersigned hereby constitutes and appoints JOHN J. JOYCE, with full power of substitution, attorney and proxy to represent and to vote all the shares of common stock, par value $.001 per share, of AMBIENT CORPORATION (the "Company") that the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, at the Annual Meeting of Stockholders of the Company, to be held on June 10, 2005, and at any adjournment thereof, on the matters set forth on the reverse side and such other matters as may properly come before the meeting.

1. ELECTION OF DIRECTORS. Nominees: JOHN J. JOYCE, MICHAEL WIDLAND, HENRY W. SEDUSKI AND D. HOWARD PIERCE.

(Mark only one of the following boxes.)

|_| VOTE FOR all nominees listed above, except vote withheld as to the following nominees (if any): _________________

|_| VOTE WITHHELD from all nominees.

2. PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT THE COMPANY IS AUTHORIZED TO ISSUE AND TO AUTHORIZE THE ISSUANCE OF PREFERRED STOCK.

|_| FOR |_| AGAINST |_| ABSTAIN

3. PROPOSAL TO AMEND THE 2000 EQUITY INCENTIVE PLAN.

|_| FOR |_| AGAINST |_| ABSTAIN

4. PROPOSAL TO AMEND THE 2002 DIRECTORS PLAN.

|_| FOR |_| AGAINST |_| ABSTAIN

5. PROPOSAL TO RATIFY THE APPOINTMENT OF ROTENBERG, MERIL SOLOMON BERTIGER & GUTTILLA, PC AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005.

|_| FOR |_| AGAINST |_| ABSTAIN

In his discretion, upon any other business that may properly come before the meeting or any adjournment thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election as directors of the nominees of The Board of Directors, FOR the proposal to amend the Certificate of Incorporation of the Company, FOR the proposal to amend the 2000 Equity Incentive Plan, FOR the proposal to amend the 2002 Directors Plan and FOR the ratification of the appointment of Rotenberg, Meril Solomon Bertiger & Guttilla, PC as the Company's independent auditors for the fiscal year ending December 31, 2005 and in the discretion of the Proxy named herein on any other proposals to properly come before the Annual Meeting.

The undersigned acknowledges receipt of the accompanying Proxy Statement dated April 29, 2005.

Dated: __________________, 2005

                           SIGNATURE OF STOCKHOLDER(S)

(When signing as attorney, trustee, executor, administrator, guardian, corporate officer, etc., please give full title. If more than one trustee, all should sign. Joint owners must each sign.)

Please date and sign exactly as name appears above.

I plan |_| I do not plan |_| to attend the Annual Meeting.

                                   APPENDIX A

PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION

FOURTH: The Corporation is authorized to issue two classes of stock to be designated respectively as "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue consists of three hundred and fifty million (350,000,000) shares of Common Stock and five million (5,000,000) shares of Preferred Stock. Each share of Common Stock and Preferred Stock shall have a par value of $.001.

Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock that are redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issuance of the shares thereof, to determine and fix the number of shares of such series and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the Delaware General Corporation Law. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law.

The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law. Unless otherwise provided in such resolution or resolutions, shares of Preferred Stock of such class or series which shall be issued and thereafter acquired by the Corporation through purchase, redemption, exchange, conversion or otherwise shall return to the status of authorized but unissued Preferred Stock.

                                   APPENDIX B

                               AMBIENT CORPORATION

                           2000 EQUITY INCENTIVE PLAN

Section 1. Purpose of the Plan

The purpose of the Ambient Corporation 2000 Equity Incentive Plan (the "Plan") is to further the interests of Ambient Corporation (the "Company") and its shareholders by providing long-term performance incentives to those key employees and consultants of the Company and its Subsidiaries who are largely responsible for the management, growth and protection of the business of the Company and its Subsidiaries.

Section 2. Definitions

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) "Award" means any Option, Performance Unit, SAR (including a Limited SAR), Restricted Stock, Stock granted as a bonus or in lieu of other awards, other Stock-Based Award, Tax Bonus or other cash payments granted to a Participant under the Plan.

(b) "Award Agreement" shall mean the written agreement, instrument or document evidencing an Award.

(c) "Change of Control" means and includes each of the following: (i) the acquisition, in one or more transactions, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) by any person or entity or any group of persons or entities who constitute a group (within the meaning of Section 13(d)(3) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a Subsidiary, of any securities of the Company such that, as a result of such acquisition, such person, entity or group either (A) beneficially owns (within the meaning of Rule l3d-3 under the Exchange Act), directly or indirectly, more than 50% of the Company's outstanding voting securities entitled to vote on a regular basis for a majority of the members of the Board of Directors of the Company or (B) otherwise has the ability to elect, directly or indirectly, a majority of the members of the Board; (ii) a change in the composition of the Board of Directors of the Company such that a majority of the members of the Board of Directors of the Company are not Continuing Directors; or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one or more transactions) all or substantially all of the Company's assets.

Notwithstanding the foregoing, the preceding events shall not be deemed to be a Change of Control if, prior to any transaction or transactions causing such change, a majority of the Continuing Directors shall have voted not to treat such transaction or transactions as resulting in a Change of Control.

(d) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

(e) A "Continuing Director" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board on the effective date of the Plan or (ii) was nominated for election or elected to such Board with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

(f) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

(g) "Fair Market Value" means, with respect to Stock, Awards, or other property, the fair market value of such Stock, Awards, or other property determined by such methods or procedures as shall be established from time to time by the Committee in good faith and in accordance with applicable law. Unless otherwise determined by the Committee, the Fair Market Value of Stock shall mean the mean of the high and low sales prices of Stock on the relevant date as reported on the stock exchange or market on which the Stock is primarily traded, or if no sale is made on such date, then the Fair Market Value is the weighted average of the mean of the high and low sales prices of the Stock on the next preceding day and the next succeeding day on which such sales were made, as reported on the stock exchange or market on which the Stock is primarily traded.

(h) "ISO" means any Option designated as an incentive stock option within the meaning of Section 422 of the Code.

(i) "Limited SAR" means an SAR exercisable only for cash upon a Change of Control or other event, as specified by the Committee.

(j) "Option" means a right granted to a Participant pursuant to Section 6(b) to purchase Stock at a specified price during specified time periods. An Option may be either an ISO or a non-statutory Option (an Option not designated as an ISO).

(k) "Performance Unit" means a right granted to a Participant pursuant to
Section 6(c) to receive a payment in cash equal to the increase in the book value of the Company during specified time periods if specified performance goals are met.

(l) "Restricted Stock" means Stock awarded to a Participant pursuant to Section 6(d) that may be subject to certain restrictions and to a risk of forfeiture.

(m) "Stock-Based Award" means a right that may be denominated or payable in, or valued in whole or in part by reference to the market value of, Stock, including, but not limited to, any Option, SAR (including a Limited SAR), Restricted Stock, Stock granted as a bonus or Awards in lieu of cash obligations.

(n) "SAR" or "Stock Appreciation Right" means the right granted to a Participant pursuant to Section 6(e) to be paid an amount measured by the appreciation in the Fair Market Value of Stock from the date of grant to the date of exercise of the right, with payment to be made in cash, Stock or as specified in the Award, as determined by the Committee.

(o) "Subsidiary" shall mean any corporation, partnership, joint venture or other business entity of which 50% or more of the outstanding voting power is beneficially owned, directly or indirectly, by the Company.

(p) "Tax Bonus" means a payment in cash in the year in which an amount is included in the gross income of a Participant in respect of an Award of an amount equal to the federal, foreign, if any, and applicable state and local income and employment tax liabilities payable by the Participant as a result of

(i) the amount included in gross income in respect of the Award and (ii) the payment of the amount in clause (i) and the amount in this clause (ii). For purposes of determining the amount to be paid to the Participant pursuant to the preceding sentence, the Participant shall be deemed to pay federal, foreign, if any, and state and local income taxes at the highest marginal rate of tax imposed upon ordinary income for the year in which an amount in respect of the Award is included in gross income, after giving effect to any deductions there from or credits available with respect to the payment of any such taxes.

Section 3. Administration of the Plan

The Plan shall be administered by shall be administered by the Board of Directors of the Company or, at the discretion of the Board, by a committee which may be comprised of one or more members of the Board. Any such committee designated by the Board, and the Board itself acting in its capacity as administrator of the Equity Incentive Plan, is referred to herein as the "Committee." After any such designation, no member of the Committee while serving as such shall be eligible for participation in the Plan. Any action of the Committee in administering the Plan shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, employees, Participants, persons claiming rights from or through Participants and stockholders of the Company.

Subject to the provisions of the Plan, the Committee shall have full and final authority in its discretion (a) to select the key employees and consultants who will receive Awards pursuant to the Plan ("Participants"), (b) to determine the type or types of Awards to be granted to each Participant, (c) to determine the number of shares of Stock to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, restrictions as to transferability or forfeiture, exercisability or settlement of an Award and waivers or accelerations thereof, and waivers of or modifications to performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine) and all other matters to be determined in connection with an Award; (d) to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards or other property, or an Award may be canceled, forfeited, or surrendered; (e) to determine whether, and to certify that, performance goals to which the settlement of an Award is subject are satisfied; (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan, and to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; and (g) to make all other determinations as it may deem necessary or advisable for the administration of the Plan. The Committee may delegate to officers or managers of the Company or any Subsidiary or to unaffiliated service providers the authority, subject to such terms as the Committee shall determine, to perform administrative functions and to perform such other functions as the Committee may determine, to the extent permitted under

Rule 16b-3, Section 162(m) of the Code and applicable law.

Section 4. Participation in the Plan

Participants in the Plan shall be selected by the Committee from among the key employees and consultants of the Company and its Subsidiaries, provided, however, that only key employees shall be eligible to receive ISOs under the Plan.

Section 5. Plan Limitations; Shares Subject to the Plan

(a) Subject to the provisions of Section 8(a) hereof, the aggregate number of shares of common stock, $.001 par value, of the Company (the "Stock") available for issuance as Awards under the Plan shall not exceed 25,000,000 shares.

(b) Subject to the provisions of Section 8(a) hereof, the aggregate number of Performance Units which may be awarded under the Plan shall not exceed 500,000. If any Performance Units awarded under the Plan shall be forfeited or canceled, such Performance Units shall thereafter be available for award under the Plan.

No Award may be granted if the number of shares to which such Award relates, when added to the number of shares previously issued under the Plan and the number of shares which may then be acquired pursuant to other outstanding, unexercised Awards, exceeds the number of shares available for issuance pursuant to the Plan. If any shares subject to an Award are forfeited or such Award is settled in cash or otherwise terminates for any reason whatsoever without an actual distribution of shares to the Participant, any shares counted against the number of shares available for issuance pursuant to the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement, or termination, again be available for Awards under the Plan; provided, however, that the Committee may adopt procedures for the counting of shares relating to any Award to ensure appropriate counting, avoid double counting, and provide for adjustments in any case in which the number of shares actually distributed differs from the number of shares previously counted in connection with such Award.

Section 6. Awards

(a) General. Awards may be granted on the terms and conditions set forth in this
Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 8(a)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant; provided, however, that the Committee shall retain full power to accelerate or waive any such additional term or condition as it may have previously imposed. All Awards shall be evidenced by an Award Agreement.

(b) Options. The Committee may grant Options to Participants on the following terms and conditions:

(i) Exercise Price. The exercise price of each Option shall be determined by the Committee at the time the Option is granted, but (except as provided in Section 7(a)) the exercise price of any ISO shall not be less than the Fair Market Value (110% of the Fair Market Value in the case of a 10% shareholder, within the meaning of Section 422(c)(5) of the Code) of the shares covered thereby at the time the Option is granted.

(ii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, whether the exercise price shall be paid in cash or by the surrender at Fair Market Value of Stock, or by any combination of cash and shares of Stock, including, without limitation, cash, Stock, other Awards, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis, such as through "cashless exercise" arrangements, to the extent permitted by applicable law), and the methods by which Stock will be delivered or deemed to be delivered to Participants.

(iii) Incentive Stock Options. The terms of any Option granted under the Plan as an ISO shall comply in all respects with the provisions of Section 422 of the Code, including, but not limited to, the requirement that no ISO shall be granted more than ten years after the effective date of the Plan.

(c) Performance Units. The Committee is authorized to grant Performance Units to Participants on the following terms and conditions:

(i) Performance Criteria and Period. At the time it makes an award of Performance Units, the Committee shall establish both the performance goal or goals and the performance period or periods applicable to the Performance Units so awarded. A performance goal shall be a goal, expressed in terms of growth in book value, earnings per share, return on equity or any other financial or other measurement deemed appropriate by the Committee, or may relate to the results of operations or other measurable progress of either the Company as a whole or the Participant's Subsidiary, division or department. The performance period will be the period of time over which one or more of the performance goals must be achieved, which may be of such length as the Committee, in its discretion, shall select. Neither the performance goals nor the performance periods need be identical for all Performance Units awarded at any time or from time to time. The Committee shall have the authority, in its discretion, to accelerate the time at which any performance period will expire or waive or modify the performance goals of any Participant or Participants. The Committee may also make such adjustments, to the extent it deems appropriate, to the performance goals for any Performance Units awarded to compensate for, or to reflect, any material changes which may have occurred in accounting practices, tax laws, other laws or regulations, the financial structure of the Company, acquisitions or dispositions of business or Subsidiaries or any unusual circumstances outside of management's control which, in the sole judgment of the Committee, alters or affects the computation of such performance goals or the performance of the Company or any relevant Subsidiary, division or department.

(ii) Value of Performance Units. The value of each Performance Unit at any time shall equal the book value per share of the Company's Stock, as such value appears on the consolidated balance sheet of the Company as of the end of the fiscal quarter immediately preceding the date of valuation.

(d) Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i) Restricted Period. Restricted Stock awarded to a Participant shall be subject to such restrictions on transferability and other restrictions for such periods as shall be established by the Committee, in its discretion, at the time of such Award, which restrictions may lapse separately or in combination at such times, under such circumstances, or otherwise, as the Committee may determine.

(ii) Forfeiture. Restricted Stock shall be forfeitable to the Company upon termination of employment during the applicable restricted periods. The Committee, in its discretion, whether in an Award Agreement or anytime after an Award is made, may accelerate the time at which restrictions or forfeiture conditions will lapse or remove any such restrictions, including upon death, disability or retirement, whenever the Committee determines that such action is in the best interests of the Company.

(iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, such certificates may bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.

(iv) Rights as a Shareholder. Subject to the terms and conditions of the Award Agreement, the Participant shall have all the rights of a stockholder with respect to shares of Restricted Stock awarded to him or her, including, without limitation, the right to vote such shares and the right to receive all dividends or other distributions made with respect to such shares. If any such dividends or distributions are paid in Stock, the Stock shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which the Stock has been distributed.

(e) Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(i) Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee as of the date of grant of the SAR, which grant price (except as provided in Section 7(a)) shall not be less than the Fair Market Value of one share of Stock on the date of grant.

(ii) Other Terms. The Committee shall determine the time or times at which an SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Stock will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR. Limited SARs may be granted on such terms, not inconsistent with this Section 6(e), as the Committee may determine. Limited SARs may be either freestanding or in tandem with other Awards.

(f) Bonus Stock and Awards in Lieu of Cash Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of Company or Subsidiary obligations to pay cash or deliver other property under other plans or compensatory arrangements; provided that, in the case of Participants subject to Section 16 of the Exchange Act, such cash amounts are determined under such other plans in a manner that complies with applicable requirements of Rule 16b-3 so that the acquisition of Stock or Awards hereunder shall be exempt from Section 16(b) liability. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

(g) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Stock-Based Awards in addition to those provided in Sections 6(b) and (d) through (e) hereof, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(g) shall be purchased for such consideration and paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine.

(h) Cash Payments. The Committee is authorized, subject to limitations under applicable law, to grant to Participants Tax Bonuses and other cash payments, whether awarded separately or as a supplement to any Stock-Based Award. The Committee shall determine the terms and conditions of such Awards.

Section 7. Additional Provisions Applicable to Awards

(a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan or any award granted under any other plan of the Company or any Subsidiary, or any business entity acquired by the Company or any Subsidiary, or any other right of a Participant to receive payment from the Company or any Subsidiary. If an Award is granted in substitution for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. Awards granted in addition to, or in tandem with other Awards or awards may be granted either as of the same time as, or a different time from, the grant of such other Awards or awards. The per share exercise price of any Option, grant price of any SAR, or purchase price of any other Award conferring a right to purchase Stock:

(i) granted in substitution for an outstanding Award or award, shall be not less than the lesser of (A) the Fair Market Value of a share of Stock at the date such substitute Award is granted or (B) such Fair Market Value at that date, reduced to reflect the Fair Market Value at that date of the Award or award required to be surrendered by the Participant as a condition to receipt of the substitute Award; or

(ii) retroactively granted in tandem with an outstanding Award or award, shall not be less than the lesser of the Fair Market Value of a share of Stock at the date of grant of the later Award or at the date of grant of the earlier Award or award.

(b) Exchange and Buy Out Provisions. The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Stock, other Awards (subject to Section 7(a)), or other property based on such terms and conditions as the Committee shall determine and communicate to a Participant at the time that such offer is made.

(c) Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee.

(d) Term of Awards. The term of each Award shall, except as provided herein, be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any ISO, or any SAR granted in tandem therewith, exceed a period of ten years from the date of its grant (or such shorter period as may be applicable under Section 422 of the Code).

(e) Form of Payment. Subject to the terms of the Plan and any applicable Award Agreement, payments or transfers to be made by the Company or a Subsidiary upon the grant or exercise of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards, or other property (and may be made in a single payment or transfer, in installments, or on a deferred basis), in each case determined in accordance with rules adopted by, and at the discretion of, the Committee. (Such payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installments or deferred payments.) The Committee, in its discretion, may accelerate any payment or transfer upon a change in control as defined by the Committee. The Committee may also authorize payment upon the exercise of an Option by net issuance or other cashless exercise methods.

(f) Loan Provisions. With the consent of the Committee, and subject at all times to laws and regulations and other binding obligations or provisions applicable to the Company, the Company may make, guarantee, or arrange for a loan or loans to a Participant with respect to the exercise of any Option or other payment in connection with any Award, including the payment by a Participant of any or all federal, state, or local income or other taxes due in connection with any Award. Subject to such limitations, the Committee shall have full authority to decide whether to make a loan or loans hereunder and to determine the amount, terms, and provisions of any such loan or loans, including the interest rate to be charged in respect of any such loan or loans, whether the loan or loans are to be with or without recourse against the borrower, the terms on which the loan is to be repaid and the conditions, if any, under which the loan or loans may be forgiven.

(g) Awards to Comply with Section 162(m). The Committee may (but is not required to) grant an Award pursuant to the Plan to a Participant who, in the year of grant, may be a "covered employee," within the meaning of Section 162(m) of the Code, which is intended to qualify as "performance-based compensation" under
Section 162(m) of the Code (a "Performance-Based Award"). The right to receive a Performance-Based Award, other than Options and SARs granted at not less than Fair Market Value, shall be conditional upon the achievement of performance goals established by the Committee in writing at the time such Performance-Based Award is granted. Such performance goals, which may vary from Participant to Participant and Performance-Based Award to Performance-Based Award, shall be based upon the attainment by the Company or any

Subsidiary, division or department of specific amounts of, or increases in, one or more of the following, any of which may be measured either in absolute terms or as compared to another company or companies: revenues, earnings, cash flow, net worth, book value, stockholders' equity, financial return ratios, market performance or total stockholder return, and/or the completion of certain business or capital transactions. Before any compensation pursuant to a Performance-Based Award is paid, the Committee shall certify in writing that the performance goals applicable to the Performance-Based Award were in fact satisfied.

The maximum amount which may be granted as Performance-Based Awards to any Participant in any calendar year shall not exceed (i) Stock-Based Awards for 500,000 shares of Stock (whether payable in cash or stock), subject to adjustment as provided in Section 8(a) hereof, (ii) 500,000 Performance Units,
(iii) a Tax Bonus payable with respect to the Stock-Based Awards described in clause (i) and Performance Units described in clause (ii), and (iv) cash payments (other than Tax Bonuses) of $1,000,000.

(h) Change of Control. In the event of a Change of Control of the Company, all Awards granted under the Plan (including Performance-Based Awards) that are still outstanding and not yet vested or exercisable or which are subject to restrictions shall become immediately 100% vested in each Participant or shall be free of any restrictions, as of the first date that the definition of Change of Control has been fulfilled, and shall be exercisable for the remaining duration of the Award. All Awards that are exercisable as of the effective date of the Change of Control will remain exercisable for the remaining duration of the Award.

Section 8. Adjustments upon Changes in Capitalization; Acceleration in Certain Events

(a) In the event that the Committee shall determine that any stock dividend, recapitalization, forward split or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, or other similar corporate transaction or event, affects the Stock or the book value of the Company such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock which may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Stock issuable in respect of outstanding Awards, (iii) the aggregate number and kind of shares of Stock available under the Plan, (iv) the number of Performance Units which may thereafter be granted and the book value of the Company with respect to outstanding Performance Units, and (v) the exercise price, grant price, or purchase price relating to any Award or, if deemed appropriate, make provision for a cash payment with respect to any outstanding Award; provided, however, in each case, that no adjustment shall be made which would cause the Plan to violate Section 422(b)(1) of the Code with respect to ISOs or would adversely affect the status of a Performance-Based Award as "performance-based compensation" under Section 162(m) of the Code.

(b) In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding paragraph) affecting the Company or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding the foregoing, no adjustment shall be made in any outstanding Performance-Based Awards to the extent that such adjustment would adversely affect the status of that Performance-Based Award as "performance-based compensation" under Section 162(m) of the Code.

Section 9. General Provisions

(a) Changes to the Plan and Awards. The Board of Directors of the Company may amend, alter, suspend, discontinue, or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of the Company's stockholders or Participants, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company's stockholders within one year after such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to the stockholders for approval; provided, however, that without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant under any Award theretofore granted and any Award Agreement relating thereto. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award Agreement relating thereto; provided, however, that without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuation, or termination of any Award may materially and adversely affect the rights of such Participant under such Award.

The foregoing notwithstanding, any performance condition specified in connection with an Award shall not be deemed a fixed contractual term, but shall remain subject to adjustment by the Committee, in its discretion at any time in view of the Committee's assessment of the Company's strategy, performance of comparable companies, and other circumstances, except to the extent that any such adjustment to a performance condition would adversely affect the status of a Performance-Based Award as "performance-based compensation" under Section 162(m) of the Code.

Notwithstanding the foregoing, if the Plan is ratified by the stockholders of the Company at the Company's 2000 Annual Meeting of Stockholders, then unless approved by the stockholders of the Company, no amendment will: (i) change the class of persons eligible to receive Awards; (ii) materially increase the benefits accruing to Participants under the Plan, or (iii) increase the number of shares of Stock or the number of Performance Units subject to the Plan.

(b) No Right to Award or Employment. No employee or other person shall have any claim or right to receive an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any Subsidiary.

(c) Taxes. The Company or any Subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock or any payroll or other payment to a Participant amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations.

(d) Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such Participants to, any party, other than the Company or any Subsidiary, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution, and such Awards and rights shall be exercisable during the lifetime of the Participant only by the Participant or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, provide that Awards or other rights or interests of a Participant granted pursuant to the Plan (other than an ISO) be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners. The Committee may attach to such transferability feature such terms and conditions as it deems advisable. In addition, a Participant may, in the manner established by the Committee, designate a beneficiary (which may be a person or a trust) to exercise the rights of the Participant, and to receive any distribution, with respect to any Award upon the death of the Participant. A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional restrictions deemed necessary or appropriate by the Committee.

(e) No Rights to Awards; No Stockholder Rights. No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Stock is duly issued or transferred to the Participant in accordance with the terms of the Award.

(f) Discretion. In exercising, or declining to exercise, any grant of authority or discretion hereunder, the Committee may consider or ignore such factors or circumstances and may accord such weight to such factors and circumstances as the Committee alone and in its sole judgment deems appropriate and without regard to the affect such exercise, or declining to exercise such grant of authority or discretion, would have upon the affected Participant, any other Participant, any employee, the Company, any Subsidiary, any stockholder or any other person.

(g) Effective Date. The effective date of the Plan is July 21, 2000.

(h) Shareholder Approval. Unless and until the Plan is approved by the stockholders of the Company at the Company's 2000 Annual Meeting of Stockholders, no Stock-Based Award may be granted to any officer of the Company.

                                   APPENDIX C

                               AMBIENT CORPORATION
                           2002 NON-EMPLOYEE DIRECTORS
                                STOCK OPTION PLAN

1. Purpose. The Ambient Corporation 2002 Non-Employee Directors Stock Option Plan (the "Plan") is designed to aid Ambient Corporation, a Delaware corporation (the "Company"), in retaining and attracting non-employee directors (directors who are not employees of the Company or of any corporation, partnership, joint venture or other business entity of which fifty percent (50%) or more of the outstanding voting power is beneficially owned, directly or indirectly, by the Company) of exceptional ability by enabling such non-employee directors to purchase a proprietary interest in the Company, thereby stimulating in such individuals an increased desire to render greater services that will contribute to the continued growth and success of the Company.

2. Amount and Source of Stock. The total number of shares of the Company's common stock, $.001 par value per share (the "Stock"), which may be the subject of options granted pursuant to the Plan shall not exceed 4,000,000, subject to adjustment as provided in paragraph 10. Such Stock may be reserved or made available from the Company's authorized and unissued Stock or from Stock reacquired and held in the Company's treasury. In the event that any option granted hereunder shall terminate prior to its exercise in full for any reason, then the Stock subject to such option shall be added to the Stock otherwise available for issuance pursuant to the exercise of options under the Plan.

3. Administration of the Plan. The Plan shall be administered by the Board of Directors of the Company (the "Board") or, if determined by the Board, a committee selected by the Board and comprised solely of two or more members of the Board, who are "Non-Employee Directors" as that term is defined in Rule 16b-3(b)(3) (or any successor provision) promulgated under the Securities Exchange Act of 1934, as amended. The corporate body administering the Plan is hereinafter referred to as the "Administrative Body." The Administrative Body shall have all the powers vested in it by the terms of the Plan. Such powers include the authority to select the participants who will receive options under the Plan, to prescribe the form of the individual option agreements, to grant options under the Plan, to fix the vesting and other terms of each option grant, to construe the Plan, to determine all questions arising thereunder, and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable. Any decisions of the Administrative Body in the administration of the Plan shall be final and conclusive.

4. Option Grants.

(a) Each non-employee director shall be eligible to receive grants of options at such time or times and for such number of shares of Stock as the Administrative Body, in its discretion, shall determine. The date on which an option is granted under this subparagraph to a specified individual shall constitute the date of grant of such option (the "Date of Grant").

(b) The terms relating to the vesting of the option shall be fixed by the Administrative Body at the time of the grant of the option.

5. Option Price. The exercise price of the Stock purchasable under any option granted pursuant to the Plan shall be equal to the Fair Market Value of a share of Stock on the Date of Grant. For purposes of the Plan, the "Fair Market Value" of a share of Stock shall mean (i) if the Stock is traded on a national securities exchange or on the NASDAQ National Market System ("NMS"), the per share closing price of the Stock on the principal securities exchange on which they are listed or on NMS, as the case may be, on the Date of Grant (or if there is no closing price for such Date of Grant, then the last preceding business day on which there was a closing price); or (ii) if the Stock is traded on the over-the-counter market and quotations are published on the NASDAQ quotations system (but not on NMS), the per share closing bid price of the Stock on the Date of Grant as reported by NASDAQ (or if there is no closing bid price for such Date of Grant, then the last preceding business day on which there was a closing bid price); or (iii) if the Stock is traded on the over-the-counter market but bid quotations are not published on NASDAQ, the closing bid price per share for the Stock as furnished by a broker-dealer which regularly furnishes price quotations for the Stock; or (iv) if the Stock is not traded on a securities exchange or the over-the-counter market, the valuation accorded to each share of Stock by the Administrative Body.

6. Term of Option.

(a) Unless earlier terminated pursuant to the other provisions herein, the option hereby granted shall terminate at the close of business on the date six
(6) years from the Date of Grant (the "Expiration Date").

(b) If the non-employee director is removed as a director of the Company for cause (as determined in accordance with applicable law) by the stockholders of the Company, the unexercised portion of the option will terminate simultaneously with the non-employee director's removal as a director.

(c) If a non-employee director ceases to be a director of the Company on account of his or her death or disability, then the option may be exercised at any time prior to the earlier of the Expiration Date and24 months after the date that the non-employee director ceases to be a director of the Company, and any part of the option which is not so exercised within such period shall thereupon terminate.

(d) If a non-employee director ceases to be a director of the Company for any reason (other than cause, death or disability), then the option may be exercised at any time prior to the earlier of the Expiration Date and 12 months after the date that the non-employee director ceases to be a director of the Company, and any part of the option which is not so exercised within such period shall thereupon terminate.

(e) No option granted hereunder shall be exercisable unless and until the non-employee director has entered into an individual option agreement with the Company that shall set forth the terms and conditions of such option. Each such agreement shall expressly incorporate by reference the provisions of this Plan (a copy of which shall be made available for inspection by the optionee during normal business hours at the principal office of the Company), and shall state that in the event of any inconsistency between the provisions hereof and the provisions of such agreement, the provisions of this Plan shall govern.

7. Exercise of Options. An option shall be exercised when written notice of such exercise, signed by the person entitled to exercise the option, has been delivered or transmitted by registered or certified mail to the Secretary (or such other officer as is specified in the individual option agreement) of the Company at its then principal office. Such notice shall specify the number of shares of Stock for which the option is being exercised and shall be accompanied by (i) such documentation, if any, as may be required by the Company as provided in subparagraph 11(b), and (ii) payment of the aggregate option price. The Administrative Body shall determine whether the exercise price for an option shall be paid in cash, by the surrender at Fair Market Value of Stock (held for at least six (6) months), by any combination of cash and shares of Stock, including, without limitation, cash, Stock or other property (including notes or other contractual obligations of non-employee directors to make payment on a deferred basis), the means or methods of payment, including through "cashless exercise" arrangements, to the extent permitted by applicable law, and the methods by which, or the time or times at which, Stock will be delivered or deemed to be delivered to non-employee directors upon the exercise of such option. Delivery of such notice shall constitute an irrevocable election to purchase the Stock specified in such notice, and the date on which the Company receives the last of such notice, documentation and the aggregate option exercise price for all of the Stock covered by the notice shall, subject to the provisions of paragraph 11 hereof, be the date as of which the Stock so purchased shall be deemed to have been issued. The person entitled to exercise the option shall not have the right or status as a holder of the Stock to which such exercise relates prior to receipt by the Company of the payment, notice and documentation expressly referred to in this paragraph 7.

8. Right of the Company to Terminate Services of a Non-Employee Director. Nothing contained herein or in any individual option agreement shall be construed to confer on any non-employee director any right to continue as a director of the Company or derogate from any right of the Company, the Board or the stockholders of the Company to remove or not renominate such non-employee director as a director of the Company, with or without cause.

9. Non-transferability of Options. No option granted under the Plan shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such non-employee director to, any party, other than the Company, or assigned or transferred by such non-employee director otherwise than by will or the laws of descent and distribution, and such option shall be exercisable during the lifetime of the non-employee director only by the non-employee director or his or her guardian or legal representative. Notwithstanding the foregoing, the Administrative Body may, in its discretion, provide that an option of a non-employee director granted pursuant to the Plan be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners. The Administrative Body may attach to such transferability feature such terms and conditions as it deems advisable. In addition, a non-employee director may, in the manner established by the Administrative Body, designate a beneficiary (which may be a person or a trust) to exercise the rights of the non-employee director, and to receive any distribution, with respect to any option upon the death of the non-employee director. A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any non-employee director shall be subject to all terms and conditions of the Plan and any individual option agreement applicable to such non-employee director, except as otherwise determined by the Administrative Body, and to any additional restrictions deemed necessary or appropriate by the Administrative Body.

10. Adjustments Upon Certain Events. In the event that the Administrative Body shall determine that any stock dividend, recapitalization, forward split or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of non-employee directors under the Plan, then the Administrative Body shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock that may thereafter be issued in connection with options, (ii) the number and kind of shares of Stock issuable in respect of outstanding options, (iii) the aggregate number and kind of shares of Stock available under the Plan, and (iv) the exercise price, grant price, or purchase price relating to any option or, if deemed appropriate, make provision for a cash payment with respect to any outstanding option.

11. General Restrictions.

(a) No option granted hereunder shall be exercisable if the Company shall at any time determine that (i) the listing upon any securities exchange, registration or qualification under any state or federal law of any Stock otherwise deliverable upon such exercise, or (ii) the consent or approval of any regulatory body or the satisfaction of withholding tax or other withholding liabilities, is necessary or appropriate in connection with such exercise. In any of the events referred to in clause (i) or clause (ii) above, the exercisability of such options shall be suspended and shall not be effective unless and until such withholding, listing, registration, qualifications or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its sole discretion, notwithstanding any termination of any option or any portion of any option during the period when exercisability has been suspended.

(b) The Administrative Body may require, as a condition to the right to exercise an option, that the Company receive from the non-employee director holding the option, at the time of any such exercise, representations, warranties and agreements to the effect that the Stock is being purchased by the non-employee director for investment only and without any present intention to sell or otherwise distribute such Stock and that the non-employee director will not dispose of such Stock in transactions which, in the opinion of counsel to the Company, would violate the registration provisions of the Securities Act of 1933, as then amended, and the rules and regulations thereunder. The certificates issued to evidence such Stock shall bear appropriate legends summarizing such restrictions on the disposition thereof.

12. Changes to the Plan.

(a) The Board may amend, alter, suspend, discontinue, or terminate the Plan or the Administrative Body's authority to grant options under the Plan without the consent of the Company's stockholders or non-employee directors, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company's stockholders within one year after such Board action if such stockholder approval is required by any Federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to the stockholders for approval; provided, however, that without the consent of an affected non-employee director, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such non-employee director under any option theretofore granted and any individual option agreement relating thereto. Subject to applicable law, the Administrative Body may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any option theretofore granted and any individual option agreement relating thereto; provided, however, that without the consent of an affected non-employee director, no such amendment, alteration, suspension, discontinuation, or termination of any option may materially and adversely affect the rights of such non-employee director under such option.

(b) The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any option in the manner and to the extent it shall deem desirable to carry the Plan into effect.

13. Termination. Unless the Plan shall theretofore have been terminated, the Plan shall terminate on December 31, 2012, and no options under the Plan shall thereafter be granted.

14. Fractional Shares. The Company will not be required to issue any fractional shares of Stock pursuant to the Plan. The Administrative Body may provide for the elimination of fractions and for the settlement of fractions in cash.

15. Discretion. In exercising, or declining to exercise, any grant of authority or discretion hereunder, the Administrative Body may consider or ignore such factors or circumstances and may accord such weight to such factors and circumstances as the Administrative Body alone and in its sole judgment deems appropriate and without regard to the effect such exercise, or declining to exercise such grant of authority or discretion, would have upon the affected non-employee director, any other non-employee director, any employee, the Company, any stockholder or any other person.

16. Adoption of the Plan and Effective Date. The Plan shall be adopted by the requisite vote of the stockholders of the Company and shall be effective as of such date.